CREDIT AGREEMENT



                                    BETWEEN



                                DDD ENERGY, INC.



                                      AND



                     BANK ONE, TEXAS, NATIONAL ASSOCIATION
                            as a Bank and the Agent



                                      AND



                             COMPASS BANK - HOUSTON
                                   as a Bank



                                 June 14, 1995






         REDUCING REVOLVING LINE OF CREDIT OF UP TO $75,000,000.00

                               TABLE OF CONTENTS

                                                                           Page

ARTICLE I                  DEFINITIONS AND INTERPRETATION

         1.1          Terms Defined Above..................................  1
         1.2          Additional Defined Terms.............................  1
         1.3          Undefined Financial Accounting Terms.................. 16
         1.4          References............................................ 16
         1.5          Articles and Sections................................. 16
         1.6          Number and Gender..................................... 16
         1.7          Incorporation of Exhibits............................. 17

ARTICLE II            TERMS OF FACILITY
         2.1          Revolving Line of Credit.............................. 17
         2.2          General Terms......................................... 17
         2.3          Use of Loan Proceeds.................................. 18
         2.4          Interest.............................................. 18
         2.5          Repayment of Loans and Interest....................... 19
         2.6          Outstanding Amounts................................... 19
         2.7          Time, Place, and Method of Payments................... 20
         2.8          Borrowing Base Determinations......................... 20
         2.9          Mandatory Prepayments................................. 21
         2.10         Voluntary Prepayments and Conversions of Loans........ 21
         2.11         Commitment Fee........................................ 21
         2.12         Facility Fee.......................................... 22
         2.13         Engineering Fee....................................... 22
         2.14         Loans to Satisfy Obligations of Borrower.............. 22
         2.15         Security Interest in Accounts; Right of Offset........ 22
         2.16         General Provisions Relating to Interest............... 23
         2.17         Yield Protection...................................... 24
         2.18         Limitation on Types of Loans.......................... 25
         2.19         Illegality............................................ 25
         2.20         Regulatory Change..................................... 25
         2.21         Limitations on Interest Periods....................... 26
         2.22         Letters in Lieu of Transfer Orders.................... 26
         2.23         Power of Attorney..................................... 26

ARTICLE III           CONDITIONS
         3.1          Receipt of Loan Documents and Other Items............. 27
         3.2          Each Loan............................................. 30

ARTICLE IV            REPRESENTATIONS AND WARRANTIES
         4.1          Due Authorization..................................... 32
         4.2          Corporate Existence................................... 32
         4.3          Valid and Binding Obligations......................... 32
         4.4          Security Instruments.................................. 32
         4.5          Title to Assets....................................... 33
         4.6          Scope and Accuracy of Financial Statements............ 33
         4.7          No Material Misstatements............................. 33
         4.8          Liabilities, Litigation, and Restrictions............. 33

         4.9          Authorizations; Consents.............................. 33
         4.10         Compliance with Laws.................................. 33
         4.11         ERISA................................................. 34
         4.12         Environmental Laws.................................... 34
         4.13         Compliance with Federal Reserve Regulations........... 34
         4.14         Investment Company Act Compliance..................... 34
         4.15         Public Utility Holding Company Act Compliance......... 35
         4.16         Proper Filing of Tax Returns; Payment of Taxes
                      Due................................................... 35
         4.17         Refunds............................................... 35
         4.18         Gas Contracts......................................... 35
         4.19         Intellectual Property................................. 35
         4.20         Casualties or Taking of Property...................... 36
         4.21         Locations of Borrower................................. 36

ARTICLE V                  AFFIRMATIVE COVENANTS
         5.1          Maintenance and Access to Records..................... 36
         5.2          Quarterly Financial Statements of Borrower;
                      Compliance Certificates............................... 36
         5.3          Annual Financial Statements of Borrower............... 37
         5.4          Quarterly Financial Statements of Guarantor........... 37
         5.5          Annual Financial Statements of Guarantor.............. 37
         5.6          Quarterly Financial Statements of Redman-
                      Smackover Joint Venture............................... 37
         5.7          Oil and Gas Reserve Reports........................... 37
         5.8          Title Opinions; Title Defects......................... 38
         5.9          Notices of Certain Events............................. 38
         5.10         Letters in Lieu of Transfer Orders; Division
                      Orders................................................ 39
         5.11         Additional Information................................ 40
         5.12         Compliance with Laws.................................. 40
         5.13         Payment of Assessments and Charges.................... 40
         5.14         Maintenance of Corporate Existence and Good
                      Standing.............................................. 40
         5.15         Payment of Bank One Note and the Compass Note;
                      Performance of Obligations............................ 41
         5.16         Further Assurances.................................... 41
         5.17         Initial Fees and Expenses of Counsel to Agent......... 41
         5.18         Subsequent Fees and Expenses of Agent................. 41
         5.19         Operation of Oil and Gas Properties................... 42
         5.20         Maintenance and Inspection of Properties.............. 42
         5.21         Maintenance of Insurance.............................. 42
         5.22         INDEMNIFICATION....................................... 43
         5.23         Accounts Payable and Accounts Receivable Aging
                      Report................................................ 44
         5.24         Production Receipts................................... 44

ARTICLE VI            NEGATIVE COVENANTS
         6.1          Indebtedness.......................................... 44
         6.2          Contingent Obligations................................ 44
         6.3          Liens................................................. 44

         6.4          Sales of Collateral................................... 44
         6.5          Loans or Advances..................................... 45
         6.6          Loans or Advances from Guarantor and Affiliates....... 45
         6.7          Investments........................................... 45
         6.8          Dividends and Distributions........................... 45
         6.9          Transactions with Affiliates.......................... 46
         6.10         Lines of Business..................................... 46
         6.11         Change in Ownership................................... 46
         6.12         Issuance of Stock; Changes in Corporate
                      Structure............................................. 46
         6.13         Amendment of Redman-Smackover Joint Venture........... 46
         6.14         Tangible Net Worth.................................... 47
         6.15         Cash Flow Coverage Ratio of Borrower.................. 47

ARTICLE VII           EVENTS OF DEFAULT
         7.1          Enumeration of Events of Default...................... 47
         7.2          Remedies.............................................. 50

ARTICLE VIII               THE AGENT
         8.1          Appointment........................................... 51
         8.2          Delegation of Duties.................................. 51
         8.3          Exculpatory Provisions................................ 51
         8.4          Reliance by Agent..................................... 52
         8.5          Notice of Default..................................... 52
         8.6          Non-Reliance on Agent and Other Banks................. 53
         8.7          INDEMNIFICATION....................................... 53
         8.8          Restitution........................................... 54
         8.9          Agent in Its Individual Capacity...................... 55
         8.10         Successor Agent....................................... 55
         8.11         Applicable Parties.................................... 55

ARTICLE IX            MISCELLANEOUS
         9.1          Amendments and Waivers................................ 55
         9.2          Security Interest in Deposits and Right of Offset
                      or Banker's Lien...................................... 56
         9.3          Adjustments........................................... 57
         9.4          Transfers and Participations.......................... 58
         9.5          Survival of Representations, Warranties, and
                      Covenants............................................. 58
         9.6          Notices and Other Communications...................... 58
         9.7          Parties in Interest................................... 59
         9.8          Rights of Third Parties............................... 60
         9.9          Renewals; Extensions.................................. 60
         9.10         No Waiver; Rights Cumulative.......................... 60
         9.11         Survival Upon Unenforceability........................ 60
         9.12         Amendments; Waivers................................... 61
         9.13         Controlling Agreement................................. 61
         9.14         Disposition of Collateral............................. 61
         9.15         GOVERNING LAW......................................... 61
         9.16         JURISDICTION AND VENUE................................ 61
         9.17         WAIVER OF RIGHTS TO JURY TRIAL........................ 61

         9.18         ENTIRE AGREEMENT...................................... 62
         9.19         Counterparts.......................................... 62


LIST OF EXHIBITS

Exhibit I          -        Form of Bank One Note
Exhibit II         -        Form of Compass Bank Note
Exhibit III        -        Form of Borrowing Request
Exhibit IV         -        Form of Compliance Certificate
Exhibit V          -        Form of Opinion of Counsel
Exhibit VI         -        Disclosures

                                CREDIT AGREEMENT


                  THIS CREDIT AGREEMENT is made and entered into this 14th day of June, 1995, by and between DDD ENERGY, INC., a Delaware corporation (the "Borrower"), and BANK ONE, TEXAS, NATIONAL ASSOCIATION, a national banking association ("Bank One"), and COMPASS BANK-HOUSTON, a Texas state chartered banking institution ("Compass"), with Bank One, Compass, and each financial institution that becomes a party hereto or entitled to benefits and subject to obligations hereunder subsequent to the date hereof (each a "Bank" and collectively, the "Banks"), and Bank One, as agent for the Banks (in such capacity and together with any successors designated pursuant hereto, the "Agent").


                              W I T N E S S E T H:

                  In consideration of the mutual covenants and agreements herein contained, the Borrower and the Banks hereby agree as follows:


                                   ARTICLE I

                         DEFINITIONS AND INTERPRETATION

                  1.1 Terms Defined Above. As used in this Credit Agreement, the terms "Agent", "Bank", "Banks", "Borrower", "Bank One" and "Compass" shall have the meaning assigned to them hereinabove.

                  1.2  Additional   Defined  Terms.   As  used  in  this  Credit
Agreement, each of the following terms shall have the meaning assigned thereto in this Section, unless the context otherwise requires:

                  "Adjusted LIBO Rate" shall mean, for any LIBO Rate Loan, an interest rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Banks to be equal to the sum of the LIBO Rate for such Loan plus the Applicable Margin, but in no event exceeding the Highest Lawful Rate.

                  "Affiliate" shall mean any Person directly or indirectly controlling, or under common control with, the Borrower and includes any Subsidiary of the Borrower and any "affiliate" of the Borrower within the meaning of Reg. ss.240.12b-2 ("Rule 12b-2") of the Securities Exchange Act of 1934, as amended, with "control," as used in this definition, having the meaning set forth in Rule 12b-2.

                  "Agreement" shall mean this Credit Agreement, as it may be amended, supplemented, or restated from time to time.

                  "Applicable Lending Office" shall mean, for each type of Loan, the lending office of the Banks (or an affiliate of the Banks) designated for such type of Loan on the signature pages hereof or such other office of the Banks (or an affiliate of the Banks) as the Banks may from time to time specify to the Borrower as the office by which Loans of such type are to be made and maintained.

                  "Applicable Margin" shall mean as to each LIBO Rate Loan, two percent (2.00%).

                  "Available Commitment" shall mean, at any time, an amount equal to the remainder, if any, of the Borrowing Base in effect at such time minus the Loan Balance at such time.

                  "Bank One Note" shall mean the promissory note of the Borrower payable to the order of Bank One in the form attached as Exhibit I, together with all renewals, extensions for any period, increases, and rearrangements thereof.

                  "Base Rate" shall mean the interest rate announced or published by Bank One from time to time as its general reference rate of interest, which Base Rate shall change upon any change in such reference interest rate and which Base Rate may not be the lowest interest rate charged by Bank One.

                  "Borrowing   Base"  shall  mean,  at  any  time,   the  amount
         determined by the Agent in accordance with Section and then in effect.

                  "Borrowing Request" shall mean each written request, in substantially the form attached hereto as Exhibit III, by the Borrower to the Agent confirmed by a telephone call from Borrower to Agent for a borrowing, conversion, or prepayment pursuant to Sections or , each of which shall:

                       (a) be signed by a Responsible Officer of the Borrower;

                       (b) specify  the amount and type of Loan  requested,
                  and, as applicable, the Loan to be converted or prepaid and the date of the borrowing, conversion, or prepayment (which shall be a Business Day);

                       (c) when requesting a Floating Rate Loan, be delivered to the Agent no later than 10:00 a.m., Central Standard or Daylight Savings Time, as the case may be, on the Business Day of the requested borrowing, conversion, or prepayment; and

                       (d) when  requesting a LIBO Rate Loan,  be delivered
                  to the Agent no later than 10:00 a.m., Central Standard or Daylight Savings Time, as the case may be, one Business Day preceding the requested borrowing, conversion, or prepayment and designate the Interest Period requested with respect to such Loan.

                  "Business  Day" shall mean (a) for all purposes  other than as covered by clause (b) of this definition, a day other than a Saturday, Sunday, legal holiday for commercial banks under the laws of the State of Texas, or any other day when banking is suspended in the State of Texas, and (b) with respect to all requests, notices, and determinations in connection with, and payments of principal and interest on, LIBO Rate Loans, a day which is a Business Day described in clause (a) of this definition and which is a day for trading by and between banks for Dollar deposits in the London interbank market.

                  "Cash Flow" shall mean, for any period, net income of the Borrower for such period plus depreciation, amortization, depletion, and other non-cash expenses of the Borrower, less non-cash income, for such period.

                  "Closing Date" shall mean the effective date of this Agreement.

                  "Collateral" shall mean the Mortgaged Properties and any other Property including, but not limited to, Borrower's and 80% of Redman Energy Corporation's interest in the Redman-Smackover Joint Venture, now or at any time used or intended as security for the payment or performance of all or any portion of the Obligations.

                  "Commitment" shall mean the obligation of each Bank, according to their Commitment Percentage and, subject to applicable provisions of this Agreement, to make Loans to or for the benefit of the Borrower pursuant to Section .

                  "Commitment Fee" shall mean each fee payable to the Banks by the Borrower pursuant to Section .

                  "Commitment Period" shall mean the period from and including the Closing Date to but not including the Commitment Termination Date.

                  "Commitment Percentage" shall mean as to Bank One, 50% and Compass, 50%.

                  "Commitment Termination Date" shall mean June 1, 1997.

                  "Commonly Controlled Entity" shall mean any Person which is under common control with the Borrower within the meaning of Section 4001 of ERISA.

                  "Compass Note" shall mean the promissory note of the Borrower payable to the order of Compass in the form attached as Exhibit II, together with all renewals, extensions for any period, increases, and rearrangements thereof.

                  "Compliance Certificate" shall mean each certificate, substantially in the form attached hereto as Exhibit IV, executed by a Responsible Officer of the Borrower and furnished to the Agent from time to time in accordance with Section .

                  "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends, or other obligations of any other Person (for purposes of this definition, a "primary obligation") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, regardless of whether such obligation is contingent, (a) to purchase any primary obligation or any Property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any primary obligation, or (ii) to maintain working or equity capital of any other Person in respect of any primary obligation, or otherwise to maintain the net worth or solvency of any other Person, (c) to purchase Property, securities or services primarily for the purpose of assuring the owner of any primary obligation of the ability of the Person primarily liable for such primary obligation to make payment thereof, or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof, with the amount of any Contingent Obligation being deemed to be equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith, unless the amount of such Contingent Obligation is specifically limited, by contract or otherwise, in which event the amount of such Contingent Obligation shall be the amount to which it is limited.

                  "Debt  Service"  shall mean an amount  equal to the greater of
         (a) the required payments due on the Bank One Note and the Compass Note or (b) 1/14th of the loan balance on such notes at the end of each fiscal quarter plus (c) required payments on any other debt of Borrower which shall exclude advances from Seitel, Inc. and affiliates of Seitel, Inc. which are subordinated to the Banks.

                  "Default" shall mean any event or occurrence which with the lapse of time or the giving of notice or both would become an Event of Default.

                  "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

                  "Environmental Complaint" shall mean any written or oral complaint, order, directive, claim, citation, notice of environmental report or investigation, or other notice by any Governmental Authority or any written complaint, claim or notice of any other Person with respect to (a) air emissions, (b) spills, releases, or discharges to soils, any improvements located thereon, surface water, groundwater, or the sewer, septic, waste treatment, storage, or disposal systems servicing any Property of the Borrower, (c) solid or liquid waste disposal, (d) the use, generation, storage, transportation, or disposal of any Hazardous Substance, or (e) other environmental, health, or safety matters affecting any Property of the Borrower or the business conducted thereon.

                  "Environmental Laws" shall mean (a) the following federal laws as they may be cited, referenced, and amended from time to time: the Clean Air Act, the Clean Water Act, the Safe Drinking Water Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Endangered Species Act, the Resource Conservation and Recovery Act, the Occupational Safety and Health Act, the Hazardous Materials Transportation Act, the Superfund Amendments and Reauthorization Act, and the Toxic Substances Control Act; (b) any and all equivalent environmental statutes of any state in which Property of the Borrower is situated, as they may be cited, referenced and amended from time to time; (c) any rules or regulations promulgated under or adopted pursuant to the above federal and state laws; and (d) any other equivalent federal, state, or local statute or any requirement, rule, regulation, code, ordinance, or order adopted pursuant thereto, including, without limitation, those relating to the generation, transportation, treatment, storage, recycling, disposal, handling, or release of Hazardous Substances.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder and interpretations thereof.

                  "Event of Default" shall mean any of the events specified in Section .

                  "Facility Fee" shall mean the fee payable to the Banks by the Borrower pursuant to Section .

                  "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of Dallas, Texas, on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to Banks on such day on such transactions as determined by the Banks.

                  "Financial Statements" shall mean statements of the financial condition of the Borrower, the Guarantor and Redman-Smackover Joint Venture as at the point in time and for the period indicated and consisting of at least a balance sheet and related statements of operations, common stock and other stockholders' equity, and cash flows for the Borrower alone or, where indicated, on a consolidated and consolidating basis with the Guarantor and, when required by applicable provisions of this Agreement to be audited, accompanied by the unqualified certification of a nationally-recognized firm of independent certified public accountants or other independent certified public accountants acceptable to the Banks and footnotes to any of the foregoing, all of which shall be prepared in accordance with GAAP consistently applied and in comparative form with respect to the corresponding period of the preceding fiscal period.

                  "Fixed Rate Loan" shall mean any LIBO Rate Loan.

                  "Floating Rate" shall mean an interest rate per annum equal to the Base Rate from time to time in effect, but in no event exceeding the Highest Lawful Rate.

                  "Floating Rate Loan" shall mean any Loan and any portion of the Loan Balance which the Borrower has requested, in the initial Borrowing Request for such Loan or a subsequent Borrowing Request for such portion of the Loan Balance, bear interest at the Floating Rate, or which pursuant to the terms hereof is otherwise required to bear interest at the Floating Rate.

                  "GAAP" shall mean generally accepted accounting principles established by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants and in effect in the United States from time to time.

                  "Governmental Authority" shall mean any nation, country, commonwealth, territory, government, state, county, parish, municipality, or other political subdivision and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

                  "Guarantor" shall mean Seitel, Inc., a Delaware corporation.

                  "Guaranty" shall mean the Guaranty dated the Closing Date executed by the Guarantor in favor of the Banks, guaranteeing the payment and performance of the Obligations, as it may be ratified, amended, restated, or supplemented from time to time which Guaranty shall terminate when the Redman-Smackover Joint Venture properties constitute 10% or less of the Borrowing Base.

                  "Hazardous Substances" shall mean flammables, explosives, radioactive materials, hazardous wastes, asbestos, or any material containing asbestos, polychlorinated biphenyls (PCBs), toxic substances or related materials, petroleum, petroleum products, associated oil or natural gas exploration, production, and development wastes, or any substances defined as "hazardous substances," "hazardous materials," "hazardous wastes," or "toxic substances" under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Superfund Amendments and Reauthorization Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, the Toxic Substances Control Act, as amended, or any other law or regulation now or hereafter enacted or promulgated by any Governmental Authority.

                  "Highest Lawful Rate" shall mean the maximum nonusurious interest rate, if any (or, if the context so requires, an amount calculated at such rate), that at any time or from time to time may be contracted for, taken, reserved, charged, or received under applicable laws of the State of Texas or the United States of America, whichever authorizes the greater rate, as such laws are presently in effect or, to the extent allowed by applicable law, as such laws may hereafter be in effect and which allow a higher maximum non-usurious interest rate than such laws now allow.

                  "Indebtedness" shall mean, as to any Person, without duplication, (a) all liabilities (excluding reserves for deferred income taxes, deferred compensation liabilities, and other deferred liabilities and credits) which under GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet, (b) all obligations of such Person evidenced by bonds, debentures, promissory notes, or similar evidences of indebtedness, (c) all other indebtedness of such Person for borrowed money, and (d) all obligations of others, to the extent any such obligation is secured by a Lien on the assets of such Person (whether or not such Person has assumed or become liable for the obligation secured by such Lien).

                  "Insolvency Proceeding" shall mean application (whether voluntary or instituted by another Person) for or the consent to the appointment of a receiver, trustee, conservator, custodian, or liquidator of any Person or of all or a substantial part of the Property of such Person, or the filing of a petition (whether voluntary or instituted by another Person) commencing a case under Title 11 of the United States Code, seeking liquidation, reorganization, or rearrangement or taking advantage of any bankruptcy, insolvency, debtor's relief, or other similar law of the United States, the State of Texas, or any other jurisdiction.

                  "Intellectual    Property"   shall   mean   patents,    patent
         applications, trademarks, tradenames, copyrights, technology, know-how, and processes.

                  "Interest Period" shall mean, subject to the limitations set forth in Section , with respect to any LIBO Rate Loan, a period commencing on the date such Loan is made or converted from a Loan of another type pursuant to this Agreement or the last day of the next preceding Interest Period with respect to such Loan and ending on the numerically corresponding day in the calendar month that is one, two, three, or, subject to availability, six months thereafter, as the Borrower may request in the Borrowing Request for such Loan.

                  "Investment" in any Person shall mean any stock, bond, note, or other evidence of Indebtedness, or any other security (other than current trade and customer accounts) of, investment or partnership interest in or loan to, such Person.

                  "LIBO Rate" shall mean, with respect to any Interest Period for any LIBO Rate Loan, the lesser of (a) the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to the average of the offered quotations appearing on Telerate Page 3750 (or if such Telerate Page shall not be available, any successor or similar service selected by the Banks and the Borrower) as of approximately 11:00 a.m., Central Standard or Daylight Savings Time, as the case may be, on the day one Business Day prior to the first day of such Interest Period for Dollar deposits in an amount comparable to the principal amount of such LIBO Rate Loan and having a term comparable to the Interest Period for such LIBO Rate Loan, or (b) the Highest Lawful Rate. If neither such Telerate Page 3750 nor any successor or similar service is available, the term "LIBO Rate" shall mean, with respect to any Interest Period for any LIBO Rate Loan, the lesser of (a) the rate per annum (rounded upwards if necessary, to the nearest 1/16 of 1%) quoted by the Banks at approximately 11:00 a.m., London time (or as soon thereafter as practicable) one Business Day prior to the first day of the Interest Period for such LIBO Rate Loan for the offering by the Banks to leading banks in the London interbank market of Dollar deposits in an amount comparable to the principal amount of such LIBO Rate Loan and having a term comparable to the Interest Period for such LIBO Rate Loan, or (b) the Highest Lawful Rate.

                  "LIBO Rate Loan" shall mean any Loan and any portion of the Loan Balance which the Borrower has requested, in the initial Borrowing Request for such Loan or a subsequent Borrowing Request for such portion of the Loan Balance, bear interest at the Adjusted LIBO Rate and which is permitted by the terms hereof to bear interest at the Adjusted LIBO Rate.

                  "Lien" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of such Property, whether such interest is based on common law, statute, or contract, and including, but not limited to, the lien or security interest arising from a mortgage, ship mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt, or a lease, consignment, or bailment for security purposes (other than true leases or true consignments), liens of mechanics, materialmen, and artisans, maritime liens and reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Property which secure an obligation owed to, or a claim by, a Person other than the owner of such Property (for the purpose of this Agreement, the Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes), and the filing or recording of any financing statement or other security instrument in any public office.

                  "Limitation Period" shall mean any period while any amount remains owing on the Bank One Note and Compass Note and interest on such amount, calculated at the applicable interest rate, plus any fees or other sums payable under any Loan Document and deemed to be interest under applicable law, would exceed the amount of interest which would accrue at the Highest Lawful Rate.

                  "Loan" shall mean any loan made by any of the Banks to or for the benefit of the Borrower pursuant to this Agreement.

                  "Loan Balance" shall mean, at any time, the outstanding principal balance of the Bank One Note and the Compass Note at such time.

                  "Loan Documents" shall mean this Agreement, the Bank One Note, the Compass Note, the Security Instruments, and all other documents and instruments now or hereafter delivered pursuant to the terms of or in connection with this Agreement, the Bank One Note, the Compass Note, or the Security Instruments, and all renewals and extensions of, amendments and supplements to, and restatements of, any or all of the foregoing from time to time in effect.

                  "Material Adverse Effect" shall mean (a) any material adverse effect on the business, operations, properties, condition (financial or otherwise), or prospects of the Borrower, (b) any adverse effect upon the business operations, properties, condition (financial or otherwise), or prospects of the Borrower or the Guarantor which materially increases the risk that any of the Obligations will not be repaid as and when due, or (c) any material adverse effect upon the Collateral.

                  "Mortgaged Properties" shall mean all Oil and Gas Properties of the Borrower subject to a perfected first-priority Lien in favor of the Agent, subject only to Permitted Liens, as security for the Obligations.

                  "Multiemployer   Plan"   shall   mean  a  Plan   which   is  a
         multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Income" shall mean, for any period, the net income of the Borrower for such period determined in accordance with GAAP.

                  "Obligations" shall mean, without duplication, (a) all Indebtedness evidenced by the Bank One Note and Compass Note, (b) the obligation of the Borrower for the payment of Commitment Fees, Facility Fees, and Engineering Fees, (c) the obligations of the Guarantor under the Guaranty, and (d) all other obligations and liabilities of the Borrower or the Guarantor to the Banks or the Agent, now existing or hereafter incurred, under, arising out of or in connection with any Loan Document, and to the extent that any of the foregoing includes or refers to the payment of amounts deemed or constituting interest, only so much thereof as shall have accrued, been earned and which remains unpaid at each relevant time of determination.

                  "Oil and Gas Properties" shall mean fee, leasehold, or other interests in or under mineral estates or oil, gas, and other liquid or gaseous hydrocarbon leases with respect to Properties situated in the United States or offshore from any State of the United States, including, without limitation, overriding royalty and royalty interests, leasehold estate interests, net profits interests, production payment interests, and mineral fee interests, together with contracts executed in connection therewith and all tenements, hereditaments, appurtenances and Properties appertaining, belonging, affixed, or incidental thereto. The parties acknowledge that Borrower acts as Managing Partner of the DDD 1994 Oil & Gas Partnership, which partnership made parallel investments in Oil and Gas Properties during 1994 with Borrower whereby the Borrower acquired 95% of the acquired interest in certain Oil and Gas Properties and the partnership acquired the other 5%. The parties also acknowledge that the Borrower acts as Managing Partner of the DDD 1995 Oil & Gas Partnership, which is a similar partnership with respect to investments made and to be made during 1995 in Oil and Gas Properties, and that Borrower may act as Managing Partner for similar general partnerships with respect to investments in Oil and Gas Properties in the future. The Banks and Agent acknowledge that Borrower in certain instances has in the past procured and may in the future procure the entire acquired interest in certain Oil and Gas Properties in its name, 95% of which is or will be held for itself and 5% of which is or will be held for the benefit of the applicable partnership, and that in such circumstances, the 5% interest of such partnership in such Oil and Gas Properties will not be considered to be an Oil and Gas Property of Borrower for the purposes of any of the Loan Documents.

                  "Permitted Indebtedness" shall mean the Subordinated Debt and any other debt or accounts payable of the Borrower to the Guarantor and Affiliates which are fully subordinated to the Banks and any other debt not to exceed $500,000 in the aggregate.

                  "Permitted Liens" shall mean (a) Liens for taxes, assessments, or other governmental charges or levies not yet due or which (if foreclosure, distraint, sale, or other similar proceedings shall not have been initiated) are being contested in good faith by appropriate proceedings, and such reserve as may be required by GAAP shall have been made therefor, (b) Liens in connection with workers' compensation, unemployment insurance or other social security, old-age pension, or public liability obligations which are not yet due or which are being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP, shall have been made therefor, (c) Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction, or similar Liens arising by operation of law in the ordinary course of business in respect of obligations which are not yet due or which are being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefor, (d) Liens in favor of operators and non-operators under joint operating agreements or similar contractual arrangements arising in the ordinary course of the business of the Borrower to secure amounts owing, which amounts are not yet due or are being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefor, (e) Liens under production sales agreements, division orders, operating agreements, and other agreements customary in the oil and gas business for processing, producing, and selling hydrocarbons securing obligations not constituting Indebtedness and provided that such Liens do not secure obligations to deliver hydrocarbons at some future date without receiving full payment therefor within 90 days of delivery, (f) easements, rights of way, restrictions, and other similar encumbrances, and minor defects in the chain of title which are customarily accepted in the oil and gas financing industry, none of which interfere with the ordinary conduct of the business of the Borrower or the Guarantor or materially detract from the value or use of the Property to which they apply, (g) Liens in favor of the Agent and other Liens expressly permitted under the Security Instruments, and (h) any lien on property which secures Permitted Indebtedness.

                  "Person" shall mean an individual, corporation, partnership, trust, unincorporated organization, government, any agency or political subdivision of any government, or any other form of entity.

                  "Plan" shall mean, at any time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower, the Guarantor, or any Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to
         be) an "employer" as defined in Section 3(5) of ERISA.

                  "Pledged Stock" shall mean all of the issued and outstanding capital stock of the Borrower.

                  "Principal Office" shall mean the principal office of the Agent in Houston, Texas, presently located at 910 Travis Street, Houston, Texas 77002.

                  "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

                  "Redman Energy Corporation Note" shall mean the note in the original principal amount of $1,150,000 from Redman Energy Corporation to the Borrower.

                  "Redman-Smackover Joint Venture" shall mean the agreement dated November 28, 1994, by and between Redman Energy Corporation, DDD Energy, Inc. and Western Gas Resources, Inc.

                  "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

                  "Regulatory   Change"   shall  mean  the  passage,   adoption,
         institution, or amendment of any federal, state, local, or foreign Requirement of Law (including, without limitation, Regulation D), or any interpretation, directive, or request (whether or not having the force of law) of any Governmental Authority or monetary authority charged with the enforcement, interpretation, or administration thereof, occurring after the Closing Date and applying to a class of banks including any of the Banks; provided, however, that a change in the Law or any interpretation, directive or request with respect to taxes assessed on the basis of income of the Banks shall not be a Regulatory Change.

                  "Release of Hazardous Substances" shall mean any emission, spill, release, disposal, or discharge, except in accordance with a valid permit, license, certificate, or approval of the relevant Governmental Authority, of any Hazardous Substance into or upon (a) the air, (b) soils or any improvements located thereon, (c) surface water or groundwater, or (d) the sewer or septic system, or the waste treatment, storage, or disposal system servicing any Property of the Borrower.

                  "Required Banks" shall mean the Bank serving as the Agent, together with such other Banks as necessary to make the Commitment Percentages for all such Banks total 100%.

                  "Requirement of Law" shall mean, as to any Person, the certificate or articles of incorporation and by-laws or other organizational or governing documents of such Person, and any applicable law, treaty, ordinance, order, judgment, rule, decree, regulation, or determination of an arbitrator, court, or other Governmental Authority, including, without limitation, rules, regulations, orders, and requirements for permits, licenses, registrations, approvals, or authorizations, in each case as such now exist or may be hereafter amended and are applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

                  "Reserve Report" shall mean each report delivered to the Agent pursuant to Section .

                  "Responsible  Officer"  shall  mean,  as to  any  Person,  its
         President,   Chief  Executive  Officer  or  Secretary-  Treasurer,   or
         Assistant Secretary.

                  "Security Instruments" shall mean the security instruments executed and delivered in satisfaction of the condition set forth in Section , and all other documents and instruments at any time executed as security for all or any portion of the Obligations, as such instruments may be amended, restated, or supplemented from time to time.

                  "Single Employer Plan" shall mean any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Subordinated Debt" shall mean the debt owed by Borrower to Seitel, Inc. and Seitel Geophysical, Inc.

                  "Subordination Agreement" shall mean the agreement dated as of the Closing Date by and between the Banks, Borrower and Seitel, Inc. and Seitel Geophysical, Inc.

                  "Subsidiary" shall mean, as to any Person, a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

                  "Superfund Site" shall mean those sites listed on the Environmental Protection Agency National Priority List and eligible for remedial action or any comparable state registries or list in any state of the United
         States.

                  "Tangible Net Worth" shall mean (a) total assets, as would be reflected on a balance sheet of the Borrower prepared in accordance with GAAP, exclusive of Intellectual Property, experimental or organization expenses, franchises, licenses, permits, and other intangible assets, treasury stock, unamortized underwriters' debt discount and expenses, and goodwill minus (b) total liabilities, as would be reflected on a balance sheet of the Borrower prepared in accordance with GAAP which shall exclude debt specifically subordinated to the Banks.

                  "Transferee" shall mean any Person to which any Bank has sold, assigned, transferred, or granted a participation in any of the Obligations, as authorized pursuant to Section , and any Person acquiring, by purchase, assignment, transfer, or participation, from any such purchaser, assignee, transferee, or participant, any part of such Obligations.

                  "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the State of Texas.

                  "Unmortgaged Properties" shall mean the interest of Borrower and 80% of the interest of Redman Energy Corporation, so long as such interest of Redman Energy Corporation is pledged to the Borrower and collaterally assigned to the Banks, in the oil and gas properties of the Redman-Smackover Joint Venture.

                  1.3 Undefined Financial Accounting Terms. Undefined financial accounting terms used in this Agreement shall be defined according to GAAP at the time in effect.

                  1.4 References. References in this Agreement to Exhibit, Article, or Section numbers shall be to Exhibits, Articles, or Sections of this Agreement, unless expressly stated to the contrary. References in this Agreement to "hereby," "herein," "hereinafter," "hereinabove," "hereinbelow," "hereof," "hereunder" and words of similar import shall be to this Agreement in its entirety and not only to the particular Exhibit, Article, or Section in which such reference appears.

                  1.5 Articles and Sections. This Agreement, for convenience only, has been divided into Articles and Sections; and it is understood that the rights and other legal relations of the parties hereto shall be determined from this instrument as an entirety and without regard to the aforesaid division into Articles and Sections and without regard to headings prefixed to such Articles or Sections.

                  1.6 Number and Gender. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative.

                  1.7 Incorporation of Exhibits. The Exhibits attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for all purposes.


                                ARTICLE II

                             TERMS OF FACILITY

                  2.1 Revolving Line of Credit. (a) Upon the terms and conditions (including, without limitation, the right of the Banks to decline to make any Loan so long as any Default or Event of Default exists) and relying on the representations and warranties contained in this Agreement, each Bank, severally and not jointly agrees, during the Commitment Period, to make Loans, in immediately available funds at the Principal Office, to or for the benefit of the Borrower, from time to time on any Business Day designated by the Borrower following receipt by the Agent of a Borrowing Request; provided, however, no Loan shall exceed the then existing Available Commitment.

                  (b) Subject to the terms of this Agreement, during the Commitment Period, the Borrower may borrow, repay, and reborrow and convert Loans of one type or with one Interest Period into Loans of another type or with a different Interest Period. Except for prepayments made pursuant to Section , each borrowing, conversion, and prepayment of principal of Loans shall be in an amount at least equal to $50,000.00. Each borrowing, prepayment, or conversion of or into a Loan of a different type or, in the case of a Fixed Rate Loan, having a different Interest Period, shall be deemed a separate borrowing, conversion, and prepayment for purposes of the foregoing, one for each type of Loan or Interest Period. Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of LIBO Rate Loans having the same Interest Period shall be at least equal to $100,000.00; and if any LIBO Rate Loan would otherwise be in a lesser principal amount for any period, such Loan shall be a Floating Rate Loan during such period.

                  (c) The Loans shall be made and maintained at the Applicable Lending Office or the Principal Office and shall be evidenced by the Bank One Note and the Compass Bank Note.

                  2.2 General Terms. (a) Each Bank is hereby irrevocably authorized by the Borrower to make notations on its records which form a part of the relevant Bank One Note and the Compass Note of such Bank reflecting the date and the amount of each Loan by such Bank and each payment and prepayment made by the Borrower; provided, however, the failure of such Bank to do so shall not relieve the Borrower of its liability hereunder or under such note or subject the Borrower to additional liability hereunder or under such note. Furthermore, each Bank is hereby irrevocably authorized by the Borrower to attach to and make a part of each note of such Bank a continuation of any such schedule. The aggregate unpaid amount of Loans reflected by the notations by each Bank on the records of such Bank shall be deemed rebuttably presumptive evidence of the principal amount owing on such note.

                  (b) Unless the Agent shall have been notified by a Bank or the Borrower prior to the date on which either of them is scheduled to make payment to the Agent of (in the case of a Bank) the proceeds of a Loan to be made by such Bank hereunder or (in the case of the Borrower) a payment to the Agent for account of one or more of the Banks hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that it does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and, in reliance upon such assumption, may (but shall not be required to) make the amount thereof available to the intended recipient on such date. If such Bank or the Borrower, as the case may be, has not in fact made the Required Payment to the Agent, the recipient of such payment shall, on demand, repay to the Agent for its account the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate.

                  2.3 Use of Loan Proceeds. Proceeds of all Loans shall be used solely to refinance the debt existing as of the Closing Date and for oil and gas reserve acquisitions, development drilling and general working capital.

                  2.4 Interest. Subject to the terms of this Agreement (including, without limitation, Section ), interest on the Loans shall accrue and be payable at a rate per annum equal to the Floating Rate for each Floating Rate Loan and the Adjusted LIBO Rate for each LIBO Rate Loan. Interest on all Floating Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) during the period for which payable. Interest on all LIBO Rate Loans shall be computed on the basis of a year of 360 days, and actual days elapsed (including the first day but excluding the last day) during the period for which payable. Notwithstanding the foregoing, interest on past-due principal and, to the extent permitted by applicable law, past-due interest, shall accrue at the Floating Rate, computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) during the period for which payable, and shall be payable upon demand by the Banks at any time as to all or any portion of such interest. In the event that the Borrower fails to select the duration of any Interest Period for any Fixed Rate Loan within the time period and otherwise as provided herein, such Loan (if outstanding as a Fixed Rate Loan) will be automatically converted into a Floating Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Floating Rate
Loan) will remain as, or (if not then outstanding) will be made as, a Floating Rate Loan. Interest provided for herein shall be calculated on unpaid sums actually advanced and outstanding pursuant to the terms of this Agreement and only for the period from the date or dates of such advances until repayment.

                  2.5 Repayment of Loans and Interest. Accrued and unpaid interest on each outstanding Floating Rate Loan shall be due and payable monthly commencing on the 1st day of July, 1995, and continuing on the 1st day of each calendar month thereafter while any Floating Rate Loan remains outstanding, the payment in each instance to be the amount of interest which has accrued and remains unpaid in respect of the relevant Loan. Accrued and unpaid interest on each outstanding Fixed Rate Loan shall be due and payable on the last day of the Interest Period for such Fixed Rate Loan and, in the case of any Interest Period in excess of three months, on the day of the third calendar month following the commencement of such Interest Period corresponding to the day of the calendar month on which such Interest Period commenced, the payment in each instance to be the amount of interest which has accrued and remains unpaid in respect of the relevant Loan. The Loan Balance, together with all accrued and unpaid interest thereon, shall be due and payable at Final Maturity. At the time of making each payment hereunder or under the Bank One Note and the Compass Note, the Borrower shall specify to the Banks the Loans or other amounts payable by the Borrower hereunder to which such payment is to be applied. In the event the Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Banks may apply such payment as they may elect in their sole discretion.

                  2.6 Outstanding Amounts. The outstanding principal balance of the Bank One Note and the Compass Note reflected by the notations by the Banks on their records shall be deemed rebuttably presumptive evidence of the principal amount owing on the Bank One Note and the Compass Note. The liability for payment of principal and interest evidenced by the Bank One Note and the Compass Note shall be limited to principal amounts actually advanced and outstanding pursuant to this Agreement and interest on such amounts calculated in accordance with this Agreement.

                  2.7 Time, Place, and Method of Payments. All payments required pursuant to this Agreement or the Bank One Note and the Compass Note shall be made in lawful money of the United States of America and in immediately available funds, and shall be deemed received by the Agent on the next Business Day following receipt if notice of the payment is not received by Agent by 1:30 p.m. (if via facsimile, it will be followed up with a phone call to Agent from Borrower) and receipt of such payment is after the end of business on that day. Payments shall be made at the Principal Office. Except as provided to the contrary herein, if the due date of any payment hereunder or under the Bank One Note and the Compass Note would otherwise fall on a day which is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

                  2.8 Borrowing Base Determinations. (a) The Borrowing Base as of June 1, 1995, is acknowledged by the Borrower, the Banks and the Agent to be $5,350,000.00. Commencing on July 1, 1995, and continuing thereafter on the 1st day of each calendar month through the Commitment Termination Date, the amount of the Borrowing Base shall be reduced by $120,000.00.

                  (b) The Borrowing Base shall be redetermined semi-annually on each May 15 and November 15 by the Agent on the basis of information supplied by the Borrower in compliance with the provisions of this Agreement, including, without limitation, Reserve Reports, and all other information available to the Agent and provided to Banks. In addition, the Agent shall redetermine the Borrowing Base, within 45 days following a request of the Borrower, accompanied by all required engineering information necessary to redetermine the Borrowing Base; provided, however, the Banks shall not be obligated to respond to more than two such requests during any calendar year. Notwithstanding the foregoing, the Agent may at its sole discretion redetermine the Borrowing Base and the amount by which the Borrowing Base shall be reduced each calendar month as set forth in Section (a) at any time and from time to time.

                  (c) Upon each determination of the Borrowing Base by the Agent, the Agent shall notify the Borrower orally (confirming such notice promptly in writing) of such determination, and the Borrowing Base and the amount by which the Borrowing Base shall be reduced so communicated to the Borrower shall become effective upon such oral notification and shall remain in effect until the next subsequent determination of the Borrowing Base and the amount by which the Borrowing Base shall be reduced.

                  (d) The Borrowing Base shall represent the determination by the Agent in accordance with the applicable definitions and provisions herein contained and its customary lending practices for loans of this nature, of the value, for loan purposes, of the Mortgaged Properties and the Unmortgaged Properties, subject, in the case of any increase in the Borrowing Base, to the credit approval process of the Banks. Furthermore, the Borrower acknowledges that the determination of the Borrowing Base contains an equity cushion (market value in excess of loan value), which is acknowledged by the Borrower to be essential for the adequate protection of the Agent and the Banks.

                  2.9 Mandatory Prepayments. If at any time the Loan Balance exceeds the lesser of the Borrowing Base or the Borrowing Base then in effect, the Borrower shall, within 30 days of notice from the Agent of such occurrence,
(a) prepay, or make arrangements acceptable to the Banks for the prepayment of, the amount of such excess for application on the Loan Balance, (b) provide additional collateral, of character and value satisfactory to the Banks in their sole discretion, to secure the Obligations by the execution and delivery to the Banks of security instruments in form and substance satisfactory to the Banks, or (c) effect any combination of the alternatives described in clauses (a) and
(b) of this Section and acceptable to the Banks in their sole discretion.

                  2.10 Voluntary Prepayments and Conversions of Loans. Subject to applicable provisions of this Agreement, the Borrower shall have the right at any time or from time to time to prepay Loans and to convert Loans of one type or with one Interest Period into Loans of another type or with a different Interest Period; provided, however, that (a) the Borrower shall give the Agent notice of each such prepayment or conversion of all or any portion of a Fixed Rate Loan no less than one Business Day prior to prepayment or conversion, (b) any Fixed Rate Loan may be prepaid or converted only on the last day of an Interest Period for such Loan, (c) the Borrower shall pay all accrued and unpaid interest on the amounts prepaid or converted, and (d) no such prepayment or conversion shall serve to postpone the repayment when due of any Obligation.

                  2.11 Commitment Fee. In addition to interest on the Bank One Note and the Compass Note as provided herein and the Facility Fees, and the Engineering Fees payable hereunder and to compensate the Banks for maintaining funds available, the Borrower shall pay to the Agent, for the benefit of the Banks, in immediately available funds, on the 1st day of October, 1995, and on the 1st day of each third calendar month thereafter and on the Commitment Termination Date during the Commitment Period, a fee in the amount of one-half percent (1/2%) per annum, calculated on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day), on the average daily amount of the Available Commitment during the preceding quarterly period.

                  2.12 Facility Fee. In addition to interest on the Bank One Note and the Compass Note as provided herein and Commitment Fees and the Engineering Fees payable hereunder and to compensate the Banks for the costs of the extension of credit hereunder, the Borrower shall pay to the Agent for the benefit of the Banks, in immediately available funds, a facility fee equal to $26,750.00. The Borrower paid $20,000.00 of such fee upon acceptance of the commitment of this credit facility to the Borrower by the Banks with $6,750.00 due on the Closing Date.

                  2.13 Engineering Fee. In addition to interest on the Note as provided herein and the Commitment Fees and Facility Fees payable hereunder and to compensate the Banks for the costs of evaluating the Mortgaged Properties and the Unmortgaged Properties and reviewing the Reserve Reports, the Borrower shall pay to the Agent for the benefit of the Banks, in immediately available funds, on the date of each semi-annual redetermination of the Borrowing Base or other redetermination of the Borrowing Base requested by Borrower, an engineering fee in the amount of $7,500.00.

                  2.14 Loans to Satisfy Obligations of Borrower. The Banks may, but shall not be obligated to, make Loans for the benefit of the Borrower and apply proceeds thereof to the satisfaction of any condition, warranty, representation, or covenant of the Borrower contained in this Agreement or any other Loan Document, provided that the Agent shall give the Borrower at least five (5) Business Days' advance written notice before either Bank makes such a Loan to satisfy a condition, warranty, representation or covenant of Borrower. Any such Loan shall be evidenced by the Bank One Note and the Compass Note and shall be made as a Floating Rate Loan.

                  2.15 Security Interest in Accounts; Right of Offset. As security for the payment and performance of the Obligations, the Borrower hereby transfers, assigns, and pledges to the Banks and grants to the Banks a security interest in all funds of the Borrower now or hereafter or from time to time on deposit with the Banks, with such interest of the Banks to be retransferred, reassigned, and/or released by the Banks, as the case may be, at the expense of the Borrower upon payment in full and complete performance by the Borrower of all Obligations. All remedies as secured party or assignee of such funds shall be exercisable by the Banks upon the occurrence of any Event of Default, regardless of whether the exercise of any such remedy would result in any penalty or loss of interest or profit with respect to any withdrawal of funds deposited in a time deposit account prior to the maturity thereof. Furthermore, the Borrower hereby grants to the Banks the right, exercisable at such time as any Obligation shall mature, whether by acceleration of maturity or otherwise, of offset or banker's lien against all funds of the Borrower now or hereafter or from time to time on deposit with the Banks, regardless of whether the exercise of any such remedy would result in any penalty or loss of interest or profit with respect to any withdrawal of funds deposited in a time deposit account prior to the maturity thereof.

                  2.16 General Provisions Relating to Interest. (a) It is the intention of the parties hereto to comply strictly with the usury laws of the State of Texas and the United States of America. In this connection, there shall never be collected, charged, or received on the sums advanced hereunder interest in excess of that which would accrue at the Highest Lawful Rate. For purposes of
Article 5069-1.04, Vernon's Texas Civil Statutes, as amended, the Borrower agrees that the Highest Lawful Rate shall be the "indicated (weekly) rate ceiling" as defined in such Article, provided that the Banks may also rely, to the extent permitted by applicable laws of the State of Texas or the United States of America, on alternative maximum rates of interest under other laws of the State of Texas or the United States of America applicable to the Banks, if greater.

                  (b) Notwithstanding anything herein or in the Bank One Note and the Compass Note to the contrary, during any Limitation Period, the interest rate to be charged on amounts evidenced by the Bank One Note and the Compass Note shall be the Highest Lawful Rate, and the obligation, if any, of the Borrower for the payment of fees or other charges deemed to be interest under applicable law shall be suspended. During any period or periods of time following a Limitation Period, to the extent permitted by applicable laws of the State of Texas or the United States of America, the interest rate to be charged hereunder shall remain at the Highest Lawful Rate until such time as there has been paid to the Banks and the Agent, as appropriate (i) the amount of interest in excess of that accruing at the Highest Lawful Rate that the Banks would have received during the Limitation Period had the interest rate remained at the otherwise applicable rate, and (ii) all interest and fees otherwise payable to the Banks and the Agent, but for the effect of such Limitation Period.

                  (c) If, under any circumstances, the aggregate amounts paid on the Bank One Note and the Compass Note or under this Agreement or any other Loan Document include amounts which by law are deemed interest and which would exceed the amount permitted if the Highest Lawful Rate were in effect, the Borrower stipulates that such payment and collection will have been and will be deemed to have been, to the extent permitted by applicable laws of the State of Texas or the United States of America, the result of mathematical error on the part of the Borrower and the Banks and the Agent; and the party receiving such payment shall promptly refund the amount of such excess (to the extent only of such interest payments in excess of that which would have accrued and been payable on the basis of the Highest Lawful Rate) upon discovery of such error by such party or notice thereof from the Borrower. In the event that the maturity of any Obligation is accelerated, by reason of an election by the Agent, or the Required Banks or otherwise, or in the event of any required or permitted prepayment, then the consideration constituting interest under applicable laws may never exceed the Highest Lawful Rate; and excess amounts paid which by law are deemed interest, if any, shall be credited by the Agent and the Banks on the principal amount of the Obligations, or if the principal amount of the Obligations shall have been paid in full, refunded to the Borrower.

                  (d) All sums paid, or agreed to be paid, to the Banks and the Agent for the use, forbearance and detention of the proceeds of any advance hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term hereof until paid in full so that the actual rate of interest is uniform but does not exceed the Highest Lawful Rate throughout the full term hereof.

                  2.17 Yield Protection. The Borrower shall pay to any Bank such amounts as shall be sufficient in the reasonable opinion of any Bank to compensate it for any loss, cost, or expense incurred by and as a result of:

                       (i) any payment, prepayment, or conversion
                  by the Borrower of a Fixed Rate Loan on a date other than the last day of an Interest Period for such Loan; or

                       (ii) any failure by the Borrower to borrow
                  a Fixed Rate Loan from the Bank on the date for
                  such   borrowing   specified  in  the  relevant
                  Borrowing Request;

such compensation to include, without limitation, with respect to any LIBO Rate Loan, an amount equal to the excess, if any, of (A) the amount of interest which would have accrued on the principal amount so paid, prepaid, converted, or not borrowed for the period from the date of such payment, prepayment, conversion, or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date of such failure to borrow) at the applicable rate of interest for such Loan provided for herein over (B) (I) with respect to any payment, prepayment, conversion to a Fixed Rate Loan of a different Interest Period, or failure to borrow, the interest component (as reasonably determined by the Bank) of the amount (as reasonably determined by the Bank) the Bank would have bid in the London interbank market for Dollar deposits of amounts comparable to such principal amount and maturities comparable to such period and (II) with respect to conversions of a Fixed Rate Loan to a Floating Rate Loan, the interest payable under the Floating Rate Loan to the last day of the then current Interest Period.

                  2.18 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, no more than three separate Loans shall be outstanding at any one time, with, for purposes of this Section, all Floating Rate Loans constituting one Loan, and all LIBO Rate Loans for the same Interest Period constituting one Loan. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any interest rate for any LIBO Rate Loan for any Interest Period therefor the Banks determine (which determination shall be conclusive) that quotations of interest rates for the deposits referred to in the definition of "LIBO Rate" in Section are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Loan as provided in this Agreement, then the Agent shall give the Borrower prompt notice thereof; and so long as such condition remains in effect, the Banks shall be under no obligation to make LIBO Rate Loans or to convert Loans of any other type into LIBO Rate Loans, and the Borrower shall, on the last day of the then current Interest Period for each outstanding LIBO Rate Loan, either prepay such LIBO Rate Loan or convert such Loan into another type of Loan in accordance with Section . Before giving such notice pursuant to this Section, the Banks will designate a different available Applicable Lending Office for LIBO Rate Loans or take such other action as the Borrower may request if such designation or action will avoid the need to suspend the obligation of the Banks to make LIBO Rate Loans hereunder and will not, in the reasonable opinion of the Banks, be disadvantageous to the Banks.

                  2.19 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for the Banks or their Applicable Lending Office to (a) honor its obligation to make any type of Fixed Rate Loans hereunder, or (b) maintain any type of Fixed Rate Loans hereunder, then the Banks shall promptly notify the Borrower thereof; and the obligation of the Banks hereunder to make such type of Fixed Rate Loans and to convert other types of Loans into Fixed Rate Loans of such type shall be suspended until such time as the Banks may again make and maintain Fixed Rate Loans of such type, and the outstanding Fixed Rate Loans of such type shall be converted into Floating Rate Loans in accordance with Section . Before giving such notice pursuant to this Section, the Banks will designate a different available Applicable Lending Office for Fixed Rate Loans or take such other action as the Borrower may request if such designation or action will avoid the need to suspend the obligation of the Banks to make Fixed Rate Loans and will not, in the reasonable opinion of the Banks, be disadvantageous to the Banks.

                  2.20 Regulatory Change. In the event that by reason of any Regulatory Change, the Banks (a) incur additional costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of the Banks which includes deposits by reference to which the interest rate on any Fixed Rate Loan is determined as provided in this Agreement or a category of extensions of credit or other assets of such Banks which includes any Fixed Rate Loan, or (b) become subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, at the election of the Banks with notice to the Borrower, the obligation of the Banks to make such Fixed Rate Loans and to convert Floating Rate Loans into such Fixed Rate Loans shall be suspended until such time as such Regulatory Change ceases to be in effect, and all such outstanding Fixed Rate Loans shall be converted into Floating Rate Loans in accordance with Section ; provided that the Borrower shall not be obligated to pay any amounts to the Banks pursuant to Section 2.17 upon any such conversion.

                  2.21 Limitations on Interest Periods. Each Interest Period selected by the Borrower (a) which commences on the last Business Day of a calendar month (or, with respect to any LIBO Rate Loan, any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month, (b) which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business
Day), (c) which would otherwise commence before and end after Final Maturity shall end on Final Maturity, and (d) shall have a duration of not less than 30 days, or one month, as to any LIBO Rate Loan, and, if any Interest Period would otherwise be a shorter period, the relevant Loan shall be a Floating Rate Loan during such period.

                  2.22 Letters in Lieu of Transfer Orders. The Banks agree that none of the letters in lieu of transfer or division orders provided by the Borrower pursuant to Section or Section will be sent to the addressees thereof prior to the occurrence of an Event of Default, at which time the Banks may, at their option and in addition to the exercise of any of their other rights and remedies, send any or all of such letters.

                  2.23 Power of Attorney. The Borrower hereby designates the Agent as its agent and attorney-in-fact, to act in its name, place, and stead for the purpose of completing and, upon the occurrence of an Event of Default, delivering any and all of the letters in lieu of transfer orders delivered by the Borrower to the Agent pursuant to Section or Section , including, without limitation, completing any blanks contained in such letters and attaching exhibits thereto describing the relevant Collateral. The Borrower hereby ratifies and confirms all that the Agent shall lawfully do or cause to be done by virtue of this power of attorney and the rights granted with respect to such power of attorney. This power of attorney is coupled with the interests of the Agent in the Collateral, shall commence and be in full force and effect as of the Closing Date and shall remain in full force and effect and shall be irrevocable so long as any Obligation remains outstanding or unpaid or any Commitment exists. The powers conferred on the Agent by this appointment are solely to protect the interests of the Banks under the Loan Documents and shall not impose any duty upon the Agent to exercise any such powers. The Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and shall not be responsible to the Borrower or any other Person for any act or failure to act with respect to such powers, except for gross negligence or willful misconduct.

                                  ARTICLE III

                                   CONDITIONS

                  The obligations of the Banks to enter into this Agreement and to make Loans are subject to the satisfaction of the following conditions precedent:

                  3.1 Receipt of Loan Documents and Other Items. None of the Banks nor the Agent shall have any obligation to fund under this Agreement unless and until all matters incident to the consummation of the transactions contemplated herein, including, without limitation, the review by the Agent or its counsel of the title of the Borrower to its Oil and Gas Properties, and to the Oil and Gas Properties owned by Redman-Smackover Joint Venture shall be satisfactory to the Agent, and the Agent shall have received, reviewed, and approved the following documents and other items, appropriately executed when necessary and, where applicable, acknowledged by one or more authorized officers of the Borrower, all in form and substance satisfactory to the Agent and dated, where applicable, of even date herewith or a date prior thereto and acceptable to the Agent:

                  (a) multiple counterparts of this Agreement, as requested by the Agent;

                  (b) the Bank One Note;

                  (c) the Compass Note;

                  (d) the Guaranty;

                  (e) the Subordination Agreement;

                  (f) copies of the Articles of Incorporation and bylaws and all amendments thereto of the Borrower, accompanied by a certificate issued by the secretary or an assistant secretary of the Borrower, to the effect that each such copy is correct and complete;

                  (g) certificates of incumbency and signatures of all officers of the Borrower who are authorized to execute Loan Documents on behalf of the Borrower, each such certificate being executed by the secretary or an assistant secretary of the Borrower;

                  (h) copies of corporate resolutions approving the Loan Documents and authorizing the transactions contemplated herein and therein, duly adopted by the board of directors of the Borrower, accompanied by certificates of the secretary or an assistant secretary of the Borrower, to the effect that such copies are true and correct copies of resolutions duly adopted at a meeting or by unanimous consent of the board of directors of the Borrower and that such resolutions constitute all the resolutions adopted with respect to such transactions, have not been amended, modified, or revoked in any respect, and are in full force and effect as of the date of such certificate;

                  (i) multiple counterparts, as requested by the Agent, of the following Security Instruments creating, evidencing, perfecting, and otherwise establishing Liens in favor of the Agent in and to the
         Collateral:

                       (i) Mortgage, Deed of Trust, Indenture, Security Agreement, Assignment of Production, and Financing Statement from the Borrower covering all Oil and Gas Properties of the Borrower described on Exhibit A thereto and all improvements, personal property, and fixtures related thereto;

                       (ii) Financing Statements from the Borrower as debtor, constituent to the instrument described in clause
                  (i) above;

                       (iii) Security Agreement from Seitel,  Inc. covering
                  the Pledged Stock;

                       (iv) Security  Agreement from the Borrower  covering
                  its interest in the Redman-Smackover Joint Venture;

                       (v)  Financing   Statements  from  the  Borrower  as
                  debtor, constituent to the instrument described in clause
                  (iv) above;

                       (vi) Collateral Assignment of the Redman Energy Corporation Note from the Borrower to the Banks.

                       (vii)   Security   Agreement   from  Redman   Energy
                  Corporation to the Borrower covering 80% of its interest in the Redman-Smackover Joint Venture;

                       (viii) Financing Statement from Redman Energy Corporation as debtor, constituent to the instrument described in clause (vi) above;
                       (ix) UCC-3 Assignment from the Borrower to the Banks
                  of the instruments described in (vi) and (vii) above;

                       (x) undated letters, in form and substance satisfactory to the Agent, from the Borrower to each purchaser of production and disburser of the proceeds of production from or attributable to the Mortgaged Properties, together with additional letters with the addressees left blank, authorizing and directing the addressees to make future payments attributable to production from the Mortgaged Properties directly to the Agent;

                  (j) unaudited Financial Statements of the Borrower as of September 30, 1994, and Financial Statements of the Guarantor as of September 30, 1994.

                  (k) certificates dated as of a recent date from the Secretary of State or other appropriate Governmental Authority evidencing the existence or qualification and good standing of the Borrower in its jurisdiction of incorporation and in any other jurisdictions where it does business;

                  (l) results of searches of the UCC Records of the Secretary of State of the State of Texas from a source acceptable to the Agent and reflecting no Liens against any of the Collateral as to which perfection of a Lien is accomplished by the filing of a financing statement other than in favor of the Banks;

                  (m) confirmation, acceptable to the Agent, of the title of the Borrower to the Mortgaged Properties and the title of the Redman-Smackover Joint Venture in the Unmortgaged Properties, free and clear of Liens other than Permitted Liens;

                  (n) all operating, lease, sublease, royalty, sales, exchange, processing, farmout, bidding, pooling, unitization, communitization, and other agreements relating to the Mortgaged Properties requested by the Agent;

                  (o) engineering reports covering the Mortgaged Properties and the Oil and Gas Properties owned by the Redman-Smackover Joint Venture.

                  (p) the opinion of Sewell & Riggs, counsel to the Borrower, in the form attached hereto as Exhibit V, with such changes thereto as may be approved by the Agent;

                  (q) certificates evidencing the insurance coverage required pursuant to Section ;

                  (r) consent to pledge the interest of Borrower and Redman Energy Corporation in the Redman-Smackover Joint Venture executed by all of the parties to such agreement; and

                  (s) such other agreements, documents,  instruments,  opinions,
         certificates,   waivers,  consents,  and  evidence  as  the  Agent  may
         reasonably request.

                  (t) The closing of the purchase of the Unmortgaged Properties from Union Oil Company of California by the Redman-Smackover Joint Venture.

                  3.2 Each Loan. In addition to the conditions precedent stated elsewhere herein, the Banks shall not be obligated to make any Loan unless:

                  (a) the Borrower shall have delivered to the Agent a Borrowing Request at least the requisite time prior to the requested date for the relevant Loan, and each statement or certification made in such Borrowing Request, shall be true and correct in all material respects on the requested date for such Loan;

                  (b) no Event of Default or Default shall exist or will occur as a result of the making of the requested Loan.

                  (c) if requested by the Agent, the Borrower shall have delivered evidence satisfactory to the Agent substantiating any of the matters contained in this Agreement which are necessary to enable the Borrower to qualify for such Loan;

                  (d) the Agent shall have received, reviewed, and approved such additional documents and items as described in Section as may be requested by the Agent with respect to such Loan;

                  (e) no event shall have occurred which, in the reasonable opinion of the Agent and Banks, has had a Material Adverse Effect;

                  (f) each of the representations and warranties contained in this Agreement shall be true and correct and shall be deemed to be repeated by the Borrower as if made on the requested date for such Loan;

                  (g) all of the Security Instruments shall be in full force and effect and provide to the Banks the security intended thereby (except that if the Guaranty has been released pursuant to its terms, the Guaranty and the Security Agreement from Seitel, Inc. covering the Pledged Stock shall no longer be in full force and effect);

                  (h) the consummation of the transactions contemplated hereby shall not contravene, violate, or conflict with any Requirement of Law;

                  (i) the Borrower shall hold full legal title to the Collateral and be the sole beneficial owner thereof;

                  (j) the Agent shall have received the payment of all Facility Fees, Engineering Fees, and other fees payable to the Agent and/or the Banks hereunder and reimbursement from the Borrower, or special legal counsel for the Agent and Banks shall have received payment from the Borrower, for (i) all reasonable fees and expenses of counsel incurred within two days of closing to the Agent and Banks for which the Borrower is responsible pursuant to applicable provisions of this Agreement and for which invoices have been presented as of or prior to the date of the relevant Loan, and (ii) estimated fees charged by filing officers and other public officials incurred or to be incurred in connection with the filing and recordation of any Security Instruments, for which invoices have been presented as of or prior to the date of the requested Loan; and

                  (k)  all  matters   incident  to  the   consummation   of  the
         transactions hereby contemplated shall be satisfactory to the Agent and Banks.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  To induce the Banks and the Agent to enter into this Agreement and to make the Loans, the Borrower represents and warrants to the Banks and the Agent (which representations and warranties shall survive the delivery of the Bank One Note and the Compass Note) that:

                  4.1 Due Authorization. The execution and delivery by the Borrower of this Agreement and the borrowings hereunder, the execution and delivery by the Borrower of the Bank One Note and the Compass Note, the repayment of the Bank One Note and the Compass Note and interest and fees provided for in the Bank One Note and the Compass Note and this Agreement, the execution and delivery of the Security Instruments by the Borrower and the performance of all obligations of the Borrower under the Loan Documents are within the power of the Borrower, have been duly authorized by all necessary corporate action by the Borrower, and do not and will not (a) require the consent of any Governmental Authority, (b) contravene or conflict with any Requirement of Law, (c) contravene or conflict with any indenture, instrument, or other agreement to which the Borrower is a party or by which any Property of the Borrower may be presently bound or encumbered, or (d) result in or require the creation or imposition of any Lien in, upon or of any Property of the Borrower under any such indenture, instrument, or other agreement, other than the Loan Documents.

                  4.2 Corporate Existence. The Borrower is a corporation duly organized, legally existing, and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and is in good standing in all jurisdictions wherein the ownership of Property or the operation of its business necessitates same, other than those jurisdictions wherein the failure to so qualify will not have a Material Adverse Effect.

                  4.3 Valid and Binding Obligations. All Loan Documents, when duly executed and delivered by the Borrower, will be the legal, valid, and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

                  4.4 Security Instruments. The provisions of each Security Instrument are effective to create in favor of the Agent, a legal, valid, and enforceable Lien in all right, title, and interest of the Borrower in the Collateral described therein, which Liens, assuming the accomplishment of recording and filing in accordance with applicable laws prior to the intervention of rights of other Persons, shall constitute fully perfected first-priority Liens on all right, title, and interest of the Borrower in the Collateral described therein.

                  4.5 Title to Assets. The Borrower has good and indefeasible title to all of its Properties, free and clear of all Liens except Permitted Liens.

                  4.6 Scope and Accuracy of Financial Statements. The Financial Statements of the Borrower and Guarantor as of September 30, 1994, present fairly the financial position and results of operations and cash flows of the Borrower in accordance with GAAP as at the relevant point in time or for the period indicated, as applicable. No event or circumstance has occurred since September 30, 1994, which could reasonably be expected to have a Material Adverse Effect.

                  4.7 No Material Misstatements. No information, exhibit, statement, or report furnished to the Agent by or at the direction of the Borrower in connection with this Agreement contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not materially misleading as of the date made or deemed made.

                  4.8 Liabilities, Litigation, and Restrictions. Other than as listed under the heading "Liabilities" on Exhibit attached hereto, the Borrower has no liabilities, direct, or contingent, which may materially and adversely affect its business or operations or its ownership of the Collateral. Except as set forth under the heading "Litigation" on Exhibit hereto, no litigation or other action of any nature affecting the Borrower is pending before any Governmental Authority or, to the best knowledge of the Borrower, threatened against or affecting the Borrower which might reasonably be expected to result in any impairment of its ownership of any Collateral or have a Material Adverse Effect. To the best knowledge of the Borrower, after due inquiry, no unusual or unduly burdensome restriction, restraint or hazard exists by contract, Requirement of Law, or otherwise relative to the business or operations of the Borrower or the ownership and operation of the Collateral other than such as relate generally to Persons engaged in business activities similar to those conducted by the Borrower.

                  4.9 Authorizations; Consents. Except as expressly contemplated by this Agreement, no authorization, consent, approval, exemption, franchise, permit, or license of, or filing with, any Governmental Authority or any other Person is required to authorize or is otherwise required in connection with the valid execution and delivery by the Borrower of the Loan Documents or any instrument contemplated hereby, the repayment by the Borrower of the Bank One Note and the Compass Note and interest and fees provided in the Bank One Note and the Compass Note and this Agreement, or the performance by the Borrower of the Obligations.

                  4.10 Compliance with Laws. The Borrower and its Property, including, without limitation, the Mortgaged Property and

Unmortgaged Properties, are in compliance with all applicable Requirements of Law, including, without limitation, Environmental Laws, the Natural Gas Policy Act of 1978, as amended, and ERISA, except to the extent non-compliance with any such Requirements of Law could not reasonably be expected to have a Material Adverse Effect.

                  4.11 ERISA. The Borrower does not maintain nor has it maintained any Plan. The Borrower does not currently contribute to or have any obligation to contribute to or otherwise have any liability with respect to any Plan.

                  4.12 Environmental Laws. To the best knowledge and belief of the Borrower, except as would not have a Material Adverse Effect, or as described on Exhibit under the heading "Environmental Matters:"

                       (a) no Property of the  Borrower is  currently on or
                  has ever been on, or is adjacent to any Property which is on or has ever been on, any federal or state list of Superfund Sites;

                       (b) no  Hazardous  Substances  have been  generated,
                  transported, and/or disposed of by the Borrower at a site which was, at the time of such generation, transportation, and/or disposal, or has since become, a Superfund Site;

                       (c) except in accordance with applicable Requirements of Law or the terms of a valid permit, license, certificate, or approval of the relevant Governmental Authority, no Release of Hazardous Substances by the Borrower or from, affecting, or related to any Property of the Borrower or adjacent to any Property of the Borrower has occurred; and

                       (d) no Environmental  Complaint has been received by
                  the Borrower.

                  4.13   Compliance  with  Federal   Reserve   Regulations.   No
transaction contemplated by the Loan Documents is in violation of any regulations promulgated by the Board of Governors of the Federal Reserve System, including, without limitation, Regulations
G, T, U, or X.

                  4.14 Investment Company Act Compliance. The Borrower is not, nor is the Borrower directly or indirectly controlled by or acting on behalf of any Person which is, an "investment company" or an "affiliated person" of an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  4.15 Public Utility Holding Company Act Compliance. The Borrower is not a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  4.16 Proper Filing of Tax Returns; Payment of Taxes Due. The Borrower and the Guarantor have duly and properly filed their United States income tax return and all other tax returns which are required to be filed and the Borrower and the Guarantor have paid all taxes due except such as are being contested in good faith and as to which adequate provisions and disclosures have been made. The respective charges and reserves on the books of the Borrower and the Guarantor with respect to taxes and other governmental charges are adequate.

                  4.17 Refunds. Except as described on Exhibit under the heading "Refunds," no orders of, proceedings pending before, or other requirements of, the Federal Energy Regulatory Commission, the Texas Railroad Commission, or any Governmental Authority exist which could result in the Borrower being required to refund any material portion of the proceeds received or to be received from the sale of hydrocarbons constituting part of the Mortgaged Property and/or the Unmortgaged Properties.

                  4.18 Gas Contracts. Except as described on Exhibit under the heading "Gas Contracts," the Borrower (a) is not obligated in any material respect by virtue of any prepayment made under any contract containing a "take-or-pay" or "prepayment" provision or under any similar agreement to deliver hydrocarbons produced from or allocated to any of the Mortgaged Property and Unmortgaged Properties at some future date without receiving full payment therefor within 90 days of delivery, and (b) has not produced gas, in any material amount, subject to, and neither the Borrower nor any of the Mortgaged Properties and Unmortgaged Properties is subject to, balancing rights of third parties or subject to balancing duties under governmental requirements, except as to such matters for which the Borrower has established monetary reserves adequate in amount to satisfy such obligations and has segregated such reserves from other accounts.

                  4.19 Intellectual Property. The Borrower owns or is licensed to use all Intellectual Property necessary to conduct all business material to its condition (financial or otherwise), business, or operations as such business is currently conducted. No claim has been asserted or is pending by any Person with the respect to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any such Intellectual Property; and the Borrower knows of no valid basis for any such claim. The use of such Intellectual Property by the Borrower does not infringe on the rights of any Person, except for such claims and infringements as do not, in the aggregate, give rise to any material liability on the part of the Borrower.

                  4.20 Casualties or Taking of Property. Except as disclosed on Exhibit under the heading "Casualties," since September 30, 1994, neither the business nor any Property of the Borrower has been materially adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of
Property, or cancellation of contracts, permits, or concessions by any Governmental Authority, riot, activities of armed forces, or acts of God.

                  4.21 Locations of Borrower. The principal place of business and chief executive office of the Borrower is located at the address of the Borrower set forth in Section or at such other location as the Borrower may have, by proper written notice hereunder, advised the Agent, provided that such other location is within a state in which appropriate financing statements from the Borrower in favor of the Agent have been filed.


                                   ARTICLE V

                             AFFIRMATIVE COVENANTS

                  So long as any Obligation remains outstanding or unpaid or any Commitment exists, the Borrower and Guarantor where applicable, shall:

                  5.1 Maintenance and Access to Records. Keep adequate records in accordance with GAAP of all its transactions so that at any time, and from time to time, its true and complete financial condition may be readily determined, and make such records available for inspection by the Banks at any time during normal business hours, and with at least three (3) Business Days' prior notice prior to the occurrence of an Event of Default and without notice if after the occurrence of an Event of Default, and, at the expense of the Borrower if a Default or an Event of Default occurs and at the expense of Banks otherwise, allow the Banks to make and take away copies thereof.

                  5.2 Quarterly Financial Statements of Borrower; Compliance Certificates. Deliver to the Agent, (a) on or before the 45th day after the close of each of the first three quarterly periods of each fiscal year of the Borrower, a copy of the unaudited Financial Statements of the Borrower as at the close of such quarterly period and from the beginning of such fiscal year to the end of such period, such Financial Statements to be certified by a Responsible Officer of the Borrower as having been prepared in accordance with GAAP consistently applied and as a fair presentation of the condition of the Borrower, subject to changes resulting from normal year-end audit adjustments, and (b) on or before the 45th day after the close of each fiscal quarter and within 90 days of fiscal year end, a Compliance Certificate.

                  5.3 Annual Financial Statements of Borrower. Deliver to the Agent, on or before the 90th day after the close of each fiscal year of the Borrower, a copy of the annual unaudited Financial Statements of the Borrower certified by a Responsible Officer of the Borrower.

                  5.4 Quarterly Financial Statements of Guarantor. So long as the Guarantee is in existence, Guarantor shall deliver to the Agent, on or before the 45th day after the close of each of the first three quarterly periods of each fiscal year of the Guarantor, a copy of the unaudited consolidated Financial Statements of the Guarantor as at the close of such quarterly period and from the beginning of such fiscal year to the end of such period, such Financial Statements to be certified by a Responsible Officer of the Guarantor as having been prepared in accordance with GAAP consistently applied and as a fair presentation of the condition of the Guarantor, subject to changes resulting from normal year-end audit adjustments.

                  5.5 Annual Financial Statements of Guarantor. So long as the Guarantee is in existence, deliver to the Agent, on or before the 90th day after the close of each fiscal year of the Guarantor, a copy of the annual audited consolidated Financial Statements of the Guarantor.

                  5.6 Quarterly Financial Statements of Redman-Smackover Joint Venture. Borrower shall deliver to the Agent, within 3 days of receipt from the Managing Venturer, a copy of the unaudited Financial Statements of Redman-Smackover Joint Venture as at the close of such quarterly period and from the beginning of such fiscal year to the end of such period. In the event the Borrower does not receive such Financial Statement from the Managing Venturer, Borrower agrees to furnish the Agent with all information pertaining to the Redman-Smackover Joint Venture available to the Borrower within 15 days from Agent's request.

                  5.7 Oil and Gas Reserve Reports. (a) Deliver to the Agent no later than April 1 of each year during the term of this Agreement, engineering reports in form and substance satisfactory to the Banks, certified by Forrest A. Garb & Associates, Inc. or any other nationally- or regionally-recognized independent consulting petroleum engineers acceptable to the Agent as fairly and accurately setting forth (i) the proven and producing, shut-in, behind-pipe, and undeveloped oil and gas reserves (separately classified as such) attributable to the Mortgaged Properties and the Oil and Gas Properties of the Redman-Smackover Joint Venture as of January 1 of the year for which such reserve reports are furnished, (ii) the aggregate present value of the future net income with respect to such Mortgaged Properties and the Unmortgaged Properties discounted at a stated per annum discount rate of proven and producing reserves, (iii) projections of the annual rate of production, gross income, and net income with respect to such proven and producing reserves, and (iv) information with respect to the "take-or-pay," "prepayment," and gas-balancing liabilities of the Borrower.

                  (b) Deliver to the Agent no later than October 1 of each year during the term of this Agreement, engineering reports in form and substance satisfactory to the Agent prepared by or under the supervision of the chief petroleum engineer of the Borrower evaluating the Mortgaged Properties and the Oil and Gas Properties of the Redman-Smackover Joint Venture as of July 1 of the year for which such reserve reports are furnished and updating the information provided in the reports pursuant to Section (a).

                  (c) Each of the reports provided pursuant to this Section shall be submitted to the Agent together with additional data concerning pricing, quantities of production from the Mortgaged Properties and the Unmortgaged Properties, volumes of production sold, purchasers of production, gross revenues, expenses, and such other information and engineering and geological data with respect thereto as the Banks may reasonably request.

                  5.8 Title Opinions; Title Defects. Promptly upon the request of the Agent furnish to the Agent title opinions, in form and substance and by counsel satisfactory to the Agent, or other confirmation of title acceptable to the Banks, covering Oil and Gas Properties constituting not less than 90% of the value, determined by the Banks in their sole discretion, of the Mortgaged Properties and the Unmortgaged Properties; and promptly, but in any event within 60 days after notice by the Agent of any defect, material in the opinion of the Agent in value, in the title of the Borrower to any of its Oil and Gas Properties and in title to the Unmortgaged Properties, cure such title defects, and, in the event any such title defects are not cured in a timely manner, the portion of the Oil and Gas Properties which are directly effected by such uncured or uncurable title defect may, in the reasonable discretion of the Agent, be excluded from the Borrowing Base determinations contemplated by
Section 2.8 of this Agreement.

                  5.9 Notices of Certain Events. Deliver to the Banks, immediately upon having knowledge of the occurrence of any of the following events or circumstances, a written statement with respect thereto, signed by a Responsible Officer of the Borrower and setting forth the relevant event or circumstance and the steps being taken by the Borrower with respect to such event or circumstance:

                  (a) any Default or Event of Default;

                  (b) any default or event of default under any contractual obligation of the Borrower or Guarantor or any litigation, investigation, or proceeding between the Borrower and any Governmental Authority which, in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                  (c) any litigation or proceeding involving the Borrower or Guarantor as a defendant or in which any Property of the Borrower is subject to a claim and in which the amount involved is $250,000.00 for Borrower and $1,000,000.00 for the Guarantor or more and which is not covered by insurance or in which injunctive or similar relief is sought which could reasonably be expected to have a Material Adverse Effect;

                  (d) the receipt by the Borrower of any Environmental
         Complaint;

                  (e) any actual, proposed, or threatened testing or other investigation by any Governmental Authority or other Person concerning the environmental condition of, or relating to, any Property of the Borrower which could result in a Material Adverse Effect, following any allegation of a violation of any Requirement of Law;

                  (f) any Release of Hazardous Substances by the Borrower or from, affecting, or related to any Property of the Borrower which could result in a Material Adverse Effect except in accordance with applicable Requirements of Law or the terms of a valid permit, license, certificate, or approval of the relevant Governmental Authority, or the violation of any Environmental Law, or the revocation, suspension, or forfeiture of or failure to renew, any permit, license, registration, approval, or authorization which could reasonably be expected to have a Material Adverse Effect;

                  (g) the change in identity or address of any Person remitting to the Borrower proceeds from the sale of hydrocarbon production from or attributable to any Mortgaged Property;

                  (h) any other event or condition which could reasonably be expected to have a Material Adverse Effect.

                  5.10 Letters in Lieu of Transfer Orders; Division Orders. Promptly upon request by the Agent at any time and from time to time, and without limitation on the rights of the Agent or Banks pursuant to Sections and , execute such letters in lieu of transfer orders, in addition to the letters signed by the Borrower and delivered to the Agent in satisfaction of the condition set forth in Section and/or division and/or transfer orders as are necessary or appropriate to transfer and deliver to the Agent proceeds from or attributable to any Mortgaged Property.

                  5.11 Additional Information. Furnish to the Banks, promptly upon the request of the Banks, such additional financial or other information concerning the assets, liabilities, operations, and transactions of the Borrower as the Agent may from time to time request; and notify the Banks not less than ten Business Days prior to the occurrence of any condition or event that may change the proper location for the filing of any financing statement or other public notice or recording for the purpose of perfecting a Lien in any Collateral, including, without limitation, any change in its name or the location of its principal place of business or chief executive office; and upon the request of the Agent, execute such additional Security Instruments as may be necessary or appropriate in connection therewith.

                  5.12 Compliance with Laws. Except to the extent the failure to comply or cause compliance would not have a Material Adverse Effect, comply with all applicable Requirements of Law, including, without limitation, (a) the Natural Gas Policy Act of 1978, as amended, (b) ERISA, (c) Environmental Laws, and (d) all permits, licenses, registrations, approvals, and authorizations (i) related to any natural or environmental resource or media located on, above, within, in the vicinity of, related to or affected by any Property of the Borrower, (ii) required for the performance of the operations of the Borrower, or (iii) applicable to the use, generation, handling, storage, treatment, transport, or disposal of any Hazardous Substances; and cause all employees, crew members, agents, contractors, subcontractors, and future lessees (pursuant to appropriate lease provisions) of the Borrower, while such Persons are acting within the scope of their relationship with the Borrower, to comply with all such Requirements of Law as may be necessary or appropriate to enable the Borrower to so comply.

                  5.13 Payment of Assessments and Charges. Pay all taxes, assessments, governmental charges, rent, and other Indebtedness which, if unpaid, might become a Lien against the Property of the Borrower, except any of the foregoing being contested in good faith and as to which adequate reserve in accordance with GAAP has been established or unless failure to pay would not have a Material Adverse Effect.

                  5.14 Maintenance of Corporate Existence and Good Standing. The Borrower shall maintain its corporate existence or qualification and good standing in its jurisdictions of incorporation and in all jurisdictions wherein the Property now owned or hereafter acquired or business now or hereafter conducted necessitates same, unless the failure to do so would not have a Material Adverse Effect.

                  5.15 Payment of Bank One Note and the Compass Note; Performance of Obligations. Pay the Bank One Note and the Compass Note according to the reading, tenor, and effect thereof, as modified hereby, and do and perform every act and discharge all of its other Obligations.

                  5.16 Further Assurances. Promptly cure any defects in the execution and delivery of any of the Loan Documents and all agreements contemplated thereby, and execute, acknowledge, and deliver such other assurances and instruments as shall, in the opinion of the Required Banks, be necessary to fulfill the terms of the Loan Documents.

                  5.17 Initial Fees and Expenses of Counsel to Agent. Upon request by the Agent, promptly reimburse the Agent for all reasonable fees and expenses of Jackson & Walker, L.L.P., special counsel to the Agent, in connection with the preparation of this Agreement and all documentation contemplated hereby, the satisfaction of the conditions precedent set forth herein, the filing and recordation of Security Instruments, and the consummation of the transactions contemplated in this Agreement.

                  5.18 Subsequent Fees and Expenses of Agent. Upon request by the Agent, promptly reimburse the Agent (to the fullest extent permitted by law) for all amounts reasonably expended, advanced, or incurred by or on behalf of the Agent to satisfy any obligation of the Borrower under any of the Loan Documents; to collect the Obligations; to ratify, amend, restate, or prepare additional Loan Documents, as the case may be; for the filing and recordation of Security Instruments; to enforce the rights of the Agent under any of the Loan Documents; and to protect the Properties or business of the Borrower including, without limitation, the Collateral, which amounts shall be deemed compensatory in nature and liquidated as to amount upon notice to the Borrower by the Agent and which amounts shall include, but not be limited to (a) all court costs, (b) reasonable attorneys' fees, (c) reasonable fees and expenses of auditors and accountants incurred to protect the interests of the Agent, (d) fees and expenses incurred in connection with the participation by the Agent as a member of the creditors' committee in a case commenced under any Insolvency Proceeding,
(e) fees and expenses incurred in connection with lifting the automatic stay prescribed in ss.362 Title 11 of the United States Code, and (f) fees and expenses incurred in connection with any action pursuant to ss.1129 Title 11 of the United States Code all reasonably incurred by the Agent in connection with the collection of any sums due under the Loan Documents, together with interest at the per annum interest rate equal to the Floating Rate, calculated on a basis of a calendar year of 365 or 366 days, as the case may be, counting the actual number of days elapsed, on each such amount from the date of notification that the same was expended, advanced, or incurred by the Agent until the date it is repaid to the Agent, with the obligations under this Section surviving the non-assumption of this Agreement in a case commenced under any Insolvency Proceeding and being binding upon the Borrower and/or a trustee, receiver, custodian, or liquidator of the Borrower appointed in any such case.

                  5.19 Operation of Oil and Gas Properties. Use its reasonable efforts to cause the operators of its Oil and Gas Properties to develop, maintain, and operate such properties in a prudent and workmanlike manner in accordance with industry standards.

                  5.20 Maintenance and Inspection of Properties. Use its reasonable efforts to cause the operators of its Oil and Gas Properties to maintain such properties in good repair and condition, ordinary wear and tear excepted, and to make all necessary replacements thereof and operate such Properties in a good and workmanlike manner; and permit any authorized representative of the Agent to visit and inspect, at the expense of the Borrower if a Default or an Event of Default exists or otherwise at the expense of the Banks, any tangible Property of the Borrower.

                  5.21 Maintenance of Insurance. Maintain insurance with respect to its Properties and businesses against such liabilities, casualties, risks, and contingencies as is customary in the relevant industry and sufficient to prevent a Material Adverse Effect, all such insurance to be in amounts and from insurers reasonably acceptable to the Agent and, within 30 days of the Closing Date for property damage insurance covering Collateral and business interruption insurance, if any, maintained by Borrower, naming the Agent as loss payee, and, upon any renewal of any such insurance and at other times upon request by the Agent, furnish to the Agent evidence, satisfactory to the Agent, of the maintenance of such insurance. The Agent shall have the right to collect, and the Borrower hereby assigns to the Agent, any and all monies that may become payable under any policies of insurance relating to business interruption or by reason of damage, loss, or destruction of any of the Collateral. In the event of any damage, loss, or destruction for which insurance proceeds relating to business interruption or Collateral exceed $250,000.00, the Agent may, at its option, apply all such sums or any part thereof received by it toward the payment of the Obligations, whether matured or unmatured, application to be made first to interest and then to principal, and shall deliver to the Borrower the balance, if any, after such application has been made. In the event of any such damage, loss, or destruction for which insurance proceeds are $250,000.00 or less, provided that no Default or Event of Default has occurred and is continuing, the Agent shall deliver any such proceeds received by it to the Borrower. In the event the Agent receives insurance proceeds not attributable to Collateral or business interruption, the Agent shall deliver any such proceeds to the Borrower.

                  5.22  INDEMNIFICATION.  INDEMNIFY AND HOLD THE AGENT AND BANKS
AND THEIR SHAREHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT, AND AFFILIATES AND EACH TRUSTEE FOR THE BENEFIT OF THE AGENT AND BANKS UNDER ANY SECURITY INSTRUMENT HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, LOSSES, DAMAGES, LIABILITIES, FINES, PENALTIES, CHARGES, ADMINISTRATIVE AND JUDICIAL PROCEEDINGS AND ORDERS, JUDGMENTS, REMEDIAL ACTIONS, REQUIREMENTS AND ENFORCEMENT ACTIONS OF ANY KIND, AND ALL COSTS AND EXPENSES INCURRED IN CONNECTION THEREWITH (INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES AND EXPENSES), ARISING DIRECTLY OR INDIRECTLY, IN WHOLE OR IN PART, FROM (A) THE PRESENCE OF ANY HAZARDOUS SUBSTANCES ON, UNDER, OR FROM ANY PROPERTY OF THE BORROWER, WHETHER PRIOR TO OR DURING THE TERM HEREOF, (B) ANY ACTIVITY CARRIED ON OR UNDERTAKEN ON OR OFF ANY PROPERTY OF THE BORROWER, WHETHER PRIOR TO OR DURING THE TERM HEREOF, AND WHETHER BY THE BORROWER OR ANY PREDECESSOR IN TITLE, EMPLOYEE, AGENT, CONTRACTOR, OR SUBCONTRACTOR OF THE BORROWER OR ANY OTHER PERSON AT ANY TIME OCCUPYING OR PRESENT ON SUCH PROPERTY, IN CONNECTION WITH THE HANDLING, TREATMENT, REMOVAL, STORAGE, DECONTAMINATION, CLEANUP, TRANSPORTATION, OR DISPOSAL OF ANY HAZARDOUS SUBSTANCES AT ANY TIME LOCATED OR PRESENT ON OR UNDER SUCH PROPERTY, (C) ANY RESIDUAL CONTAMINATION ON OR UNDER ANY PROPERTY OF THE BORROWER, (D) ANY CONTAMINATION OF ANY PROPERTY OR NATURAL RESOURCES ARISING IN CONNECTION WITH THE GENERATION, USE, HANDLING, STORAGE, TRANSPORTATION OR DISPOSAL OF ANY HAZARDOUS SUBSTANCES BY THE BORROWER OR ANY EMPLOYEE, AGENT, CONTRACTOR, OR SUBCONTRACTOR OF THE BORROWER WHILE SUCH PERSONS ARE ACTING WITHIN THE SCOPE OF THEIR RELATIONSHIP WITH THE BORROWER, IRRESPECTIVE OF WHETHER ANY OF SUCH ACTIVITIES WERE OR WILL BE UNDERTAKEN IN ACCORDANCE WITH APPLICABLE REQUIREMENTS OF LAW, OR (E) THE PERFORMANCE AND ENFORCEMENT OF ANY LOAN DOCUMENT, OR ANY OTHER GOOD FAITH ACT OR OMISSION IN CONNECTION WITH OR RELATED TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING, WITHOUT LIMITATION, ANY OF THE FOREGOING IN THIS SECTION ARISING FROM NEGLIGENCE, WHETHER SOLE OR CONCURRENT, ON THE PART OF THE AGENT AND BANKS OR ANY OF THEIR SHAREHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT, OR AFFILIATES OR ANY TRUSTEE FOR THE BENEFIT OF THE AGENT AND BANKS UNDER ANY SECURITY INSTRUMENT; WITH THE FOREGOING INDEMNITY SURVIVING SATISFACTION OF ALL OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT, UNLESS ALL SUCH OBLIGATIONS HAVE BEEN SATISFIED WHOLLY IN CASH FROM THE BORROWER AND NOT BY WAY OF REALIZATION AGAINST ANY COLLATERAL OR THE CONVEYANCE OF ANY

PROPERTY IN LIEU THEREOF, PROVIDED THAT SUCH INDEMNITY SHALL NOT EXTEND TO ANY ACT OR OMISSION BY THE AGENT AND BANKS WITH RESPECT TO ANY PROPERTY SUBSEQUENT TO THE AGENT AND BANKS BECOMING THE OWNER OF SUCH PROPERTY AND WITH RESPECT TO WHICH PROPERTY SUCH CLAIM, LOSS, DAMAGE, LIABILITY, FINE, PENALTY, CHARGE, PROCEEDING, ORDER, JUDGMENT, ACTION, OR REQUIREMENT ARISES SUBSEQUENT TO THE ACQUISITION OF TITLE THERETO BY THE AGENT AND BANKS.

                  5.23 Accounts Payable and Accounts Receivable Aging Report. Borrower shall deliver to the Banks on or before the 45th day after the close of each quarterly period of each fiscal year of the Borrower an accounts payable and an accounts receivable report reflecting the amount and age of each item.

                  5.24  Production  Receipts.  Deposit  all  receipts  from  the production from the Mortgaged Property as well as all of Borrower's distributions from the Redman-Smackover Joint Venture in Account No. 188-488-2141 at Bank One.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

                  So long as any Obligation remains outstanding or unpaid or any Commitment exists, the Borrower will not:

                  6.1 Indebtedness. Create, incur, assume, or suffer to exist any Indebtedness, whether by way of loan or otherwise; provided, however, the foregoing restriction shall not apply to (a) the Obligations, (b) unsecured accounts payable incurred in the ordinary course of business, which are not unpaid in excess of 45 days beyond due date or are being contested in good faith and as to which such reserve has been made, or (c) Permitted Indebtedness.

                  6.2 Contingent Obligations. Create, incur, assume, or suffer to exist any Contingent Obligation; provided, however, the foregoing restriction shall not apply to (a) performance guarantees and performance surety or other bonds provided in the ordinary course of business, or (b) trade credit incurred or operating leases entered into in the ordinary course of business.

                  6.3 Liens. Create, incur, assume, or suffer to exist any Lien on any of its Oil and Gas Properties or any other Property, whether now owned or hereafter acquired; provided, however, the foregoing restrictions shall not apply to Permitted Liens.

                  6.4 Sales of Collateral. Without the prior written consent of the Agent, sell, transfer, or otherwise dispose of, in one or any series of transactions, Collateral, whether now owned or hereafter acquired, or enter into any agreement to do so; provided, however, the foregoing restriction shall not apply to (a) the sale of hydrocarbons or inventory in the ordinary course of business provided that no contract for the sale of hydrocarbons shall obligate the Borrower to deliver hydrocarbons produced from any of the Mortgaged Property at some future date without receiving full payment therefor within 90 days of delivery, (b) the sale or other disposition of Property destroyed, lost, worn out, damaged, or having only salvage value or no longer used or useful in the business of the Borrower.

                  6.5 Loans or Advances. Make or agree to make or allow to remain outstanding any loans or advances in excess of $100,000 in the aggregate to any Person; provided, however, the foregoing restrictions shall not apply to
(a) advances or extensions of credit in the form of accounts receivable incurred in the ordinary course of business and upon terms common in the industry for such accounts receivable, or (b) advances to employees of the Borrower for the payment of expenses in the ordinary course of business, or (c) the loan to Redman Energy Corporation in the amount of $1,600,000 corresponding to the purchase of Redman Energy Corporation's interest in the Redman-Smackover Joint Venture.

                  6.6 Loans or Advances from Guarantor and Affiliates. All loans or advances from the Guarantor and any affiliate shall be fully subordinated to the Banks.

                  6.7 Investments. Acquire Investments in, or purchase or otherwise acquire all or substantially all of the assets of, any Person; provided, however, the foregoing restriction shall not apply to the purchase or acquisition of (a) Oil and Gas Properties, (b) Investments in the form of (i) debt securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof, with maturities of no more than one year, (ii) commercial paper of a domestic issuer rated at the date of acquisition at least P-2 by Moody's Investor Service, Inc. or A-2 by Standard & Poor's Corporation and with maturities of no more than one year from the date of acquisition, or (iii) repurchase agreements covering debt securities or commercial paper of the type permitted in this Section, certificates of deposit, demand deposits, eurodollar time deposits, overnight bank deposits and bankers' acceptances, with maturities of no more than one year from the date of acquisition, issued by or acquired from or through the Banks or any bank or trust company organized under the laws of the United States or any state thereof and having capital surplus and undivided profits aggregating at least $100,000,000, (c) other short-term Investments similar in nature and degree of risk to those described in clause (b) of this Section, or (d) money-market funds.

                  6.8 Dividends and Distributions. Declare, pay, or make, whether in cash or Property of the Borrower, any dividend or distribution on, or purchase, redeem, or otherwise acquire for value, any share of any class of its capital stock at any time that a Default or Event of Default exists or would exist upon such payment.

                  6.9 Transactions with Affiliates. Directly or indirectly, enter into any transaction (including the sale, lease, or exchange of Property or the rendering of service) with any of its Affiliates, other than upon fair and reasonable terms no less favorable than could be obtained in an arm's length transaction with a Person which was not an Affiliate, with the exception of services provided by Affiliates at cost to the Borrower.

                  6.10 Lines of Business. Expand into any line of business other than those in which the Borrower is engaged as of the date hereof.

                  6.11 Change in Ownership. Change in any manner the ownership of Borrower (other than as permitted pursuant to Section 6.12) without the prior written approval of Banks, which approval will not be unreasonably withheld.

                  6.12 Issuance of Stock; Changes in Corporate Structure. Issue or agree to issue additional shares of capital stock, in one or any series of transactions with the exception of obtaining cash for such stock unless such issuance would result in Guarantor owning less than 51% of the capital stock of Borrower; enter into any transaction of consolidation, merger, or amalgamation; liquidate, wind up, or dissolve (or suffer any liquidation or dissolution).

                  6.13 Amendment of Redman-Smackover Joint Venture. Vote on the following matters in connection with the Redman-Smackover Joint Venture without the prior written consent of the Banks;

                       (a) Sell, lease,  exchange,  abandon,  encumber,  or
                  convey title to or grant options for sale of all or any portion of the Redman-Smackover Joint Venture property;

                       (b) Borrow money, or incur any indebtedness or other
                  obligation, or execute any contract therefor on behalf of the Redman-Smackover Joint Venture;

                       (c) Assign, transfer, or pledge any debts owed to the Redman-Smackover Joint Venture, or release any debts due except (i) on payment in full or (ii) on less than payment in full if in the ordinary course of business;

                       (d) Compromise any claims due in excess of Twenty Five Thousand Dollars ($25,000.00) to the Redman-Smackover Joint Venture or submit to arbitration any
                  dispute     or     controversy     involving     the
                  Redman-Smackover Joint Venture except any dispute or controversy covering the Joint Venture Agreement;

                       (e) Modify the current structure of the RedmanSmackover Joint Venture through the addition and/or deletion of Venturers except as may be provided in the Redman-Smackover Joint Venture Agreement;

                       (f) Change the scope of the business  activities  of
                  the Redman-Smackover Joint Venture;

                       (g) Change the distribution of available cash.

                  Notwithstanding the above, the Borrower may vote to sell up to 10% of the properties of the Redman-Smackover Joint Venture.

                  6.14 Tangible Net Worth. Permit Tangible Net Worth to be less than $17,500,000.00, plus 50% of positive Net Income for all calendar quarterly periods subsequent to September 30, 1994, and 100% of increases in advances from the Guarantor and affiliates and decreased by 100% of permitted payments made on advances from Guarantor and affiliates after September 30, 1994, but never to reduce below $17,500,000.00 plus 50% of positive Net Income for all calendar quarterly periods subsequent to September 30, 1994.

                  6.15 Cash Flow Coverage Ratio of Borrower. Permit, as of the close of any fiscal quarter, beginning with the quarter ending June 30, 1995 the ratio of Cash Flow to Debt Service to be less than 1.25 to 1.00.


                                  ARTICLE VII

                               EVENTS OF DEFAULT

                  7.1 Enumeration of Events of Default. Any of the following events shall constitute an Event of Default:

                  (a) default shall be made in the payment when due of any installment of principal or interest under this Agreement or the Bank One Note and/or the Compass Note or in the payment when due of any fee or other sum payable under any Loan Document and the default as to interest or fees shall remain uncured for a period in excess of three Business Days;

                  (b) default shall be made by the Borrower or the Guarantor in the due observance or performance of any of its obligations under the Loan Documents, and such default shall continue for 30 days after the earlier of notice thereof to the Borrower by the Agent or knowledge thereof by the Borrower;

                  (c) any representation or warranty made by the Borrower or the Guarantor in any of the Loan Documents proves to have been untrue in any material respect or any representation, statement (including Financial Statements), certificate, or data furnished or made to the Agent in connection herewith proves to have been untrue in any material respect as of the date the facts therein set forth were stated or certified;

                  (d) default shall be made by the Borrower or the Guarantor (as principal or other surety) in the payment or performance of any bond, debenture, note, or other Indebtedness or under any credit agreement, loan agreement, indenture, promissory note, or similar agreement or instrument executed in connection with any of the foregoing the aggregate amount of indebtedness related to such default shall exceed $250,000.00, and such defaults shall remain unremedied for in excess of the period of grace, if any, with respect thereto (or, if past the grace period, Borrower is not contesting such defaults in good faith and has not made adequate reserves therefore);

                  (e) the Borrower shall be unable to satisfy any condition or cure any circumstance specified in Article , the satisfaction or curing of which is precedent to the right of the Borrower to obtain a Loan and such inability shall continue for a period in excess of 30 days;

                  (f) either the Borrower or the Guarantor shall (i) apply for or consent to the appointment of a receiver, trustee, or liquidator of it or all or a substantial part of its assets, (ii) file a voluntary petition commencing an Insolvency Proceeding, (iii) make a general assignment for the benefit of creditors, (iv) be unable, or admit in writing its inability, to pay its debts generally as they become due, or (v) file an answer admitting the material allegations of a petition filed against it in any Insolvency Proceeding;

                  (g) an order, judgment, or decree shall be entered against either the Borrower or the Guarantor by any court of competent jurisdiction or by any other duly authorized authority, on the petition of a creditor or otherwise, granting relief in any Insolvency Proceeding or approving a petition seeking reorganization or an arrangement of its debts or appointing a receiver, trustee, conservator, custodian, or liquidator of it or all or any substantial part of its assets, and such order, judgment, or decree shall not be dismissed or stayed within 90 days;

                  (h) the levy against any significant portion of the Property of the Borrower or the Guarantor or any execution, garnishment, attachment, sequestration, or other writ or similar proceeding which is not permanently dismissed or discharged within 90 days after the levy;

                  (i) a final and non-appealable order, judgment, or decree shall be entered against the Borrower or the Guarantor for money damages and/or Indebtedness due in an amount in excess of $250,000.00, and such order, judgment, or decree shall not be dismissed or stayed within 90 days;

                  (j) any charges are filed or any other action or proceeding is instituted by any Governmental Authority against the Borrower or the Guarantor under the Racketeering Influence and Corrupt Organizations Statute (18 U.S.C. ss.1961 et seq.), the result of which could be the forfeiture or transfer of any material Property of the Borrower or the Guarantor subject to a Lien in favor of the Banks without (i) satisfaction or provision for satisfaction of such Lien, or (ii) such forfeiture or transfer of such Property being expressly made subject to such Lien;

                  (k) either the Borrower or the Guarantor shall have (i) concealed, removed, or diverted, or permitted to be concealed, removed, or diverted, any part of its Property, with intent to hinder, delay, or defraud its creditors or any of them, (ii) made or suffered a transfer of any of its Property which is fraudulent under any bankruptcy, fraudulent conveyance, or similar law, (iii) made any transfer of its Property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid, or (iv) shall have suffered or permitted, while insolvent, any creditor to obtain a Lien upon any of its Property through legal proceedings or distraint which is not vacated within 90 days from the date thereof;

                  (l) any Security Instrument affecting more than 5% of the Borrowing Base shall for any reason not, or cease to, create valid and perfected first-priority Liens against the Collateral purportedly covered thereby and not cured within 90 days after knowledge by the Borrower;

                       (m) the  Guarantor  shall cease to own more than 51%
                  of the outstanding capital stock of any class issued by the Borrower; or

                       (n) the occurrence of a Material  Adverse Effect and
                  the same shall remain unremedied for in excess of 30 days after notice given to the Agent.

                  7.2 Remedies. (a) Upon the occurrence of an Event of Default specified in Sections or , immediately and without notice, (i) all Obligations shall automatically become immediately due and payable, without presentment, demand, protest, notice of protest, default, or dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity, or other notice of any kind, except as may be provided to the contrary elsewhere herein, all of which are hereby expressly waived by the Borrower; (ii) the Commitment shall immediately cease and terminate unless and until reinstated by the Agent with the written approval of the Required Banks; and (iii) the Banks are hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) held by the Banks and any and all other indebtedness at any time owing by the Banks to or for the credit or account of the Borrower against any and all of the Obligations.

                  (b) Upon the occurrence of any Event of Default other than those specified in Sections or , (i) the Agent, with the written approval of the Required Banks, may by notice to the Borrower, declare all Obligations immediately due and payable, without presentment, demand, protest, notice of protest, default, or dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity, or other notice of any kind, except as may be provided to the contrary elsewhere herein, all of which are hereby expressly waived by the Borrower; (ii) the Commitment shall immediately cease and terminate unless and until reinstated by the Required Banks and the Agent in writing; and (iii) the Banks are hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) held by the Banks and any and all other indebtedness at any time owing by the Banks to or for the credit or account of the Borrower against any and all of the Obligations although such Obligations may be unmatured.

                  (c) Upon the occurrence of any Event of Default, each Bank and the Agent may, in addition to the foregoing in this Section, exercise any or all of its rights and remedies provided by law or pursuant to the Loan Documents.

                                  ARTICLE VIII

                                   THE AGENT

                  8.1 Appointment. Each Bank hereby designates and appoints the Agent as the agent of such Bank under this Agreement and the other Loan Documents, and each Bank authorizes the Agent, as the agent for such Bank, to take such action on behalf of such Bank under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities except those expressly set forth herein or in any other Loan Document or any fiduciary relationship with any Bank; and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Agent shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

                  8.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                  8.3 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be
(a) required to initiate or conduct any litigation or collection proceedings hereunder, except with the concurrence of the Required Banks and contribution by each Bank of its Commitment Percentage of costs reasonably expected by the Agent to be incurred in connection therewith, (b) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for gross negligence or willful misconduct of the Agent or such Person), or (c) responsible in any manner to any Bank for any recitals, statements, representations or warranties made by the Borrower or any officer of any of them contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

                  8.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon the Bank One Note and the Compass Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of the Bank One Note and the Compass Note as the owner thereof for all purposes unless and until a written notice of assignment, negotiation or transfer thereof shall have been received by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate and contribution by each Bank of its Commitment Percentage of costs reasonably expected by the Agent to be incurred in connection therewith. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Banks. Such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of the Bank One Note and the Compass Note.

                  8.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent has received notice from a Bank or the Borrower, referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks; provided that unless and until the Agent shall have received such directions, subject to the provisions of Section , the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks. In the event that the officer of the Agent primarily responsible for the lending relationship with the Borrower or the officer of any Bank primarily responsible for the lending relationship with the Borrower becomes aware that a Default or Event of Default has occurred and is continuing, the Agent or such Bank, as the case may be, shall use its good faith efforts to inform the other Banks and/or the Agent, as the case may be, of such occurrence.

Notwithstanding the preceding sentence, failure to comply with the preceding sentence shall not result in any liability to the Agent or any Bank.

                  8.6 Non-Reliance on Agent and Other Banks. Each Bank expressly acknowledges that neither the Agent nor any other Bank nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representation or warranty to such Bank and that no act by the Agent or any other Bank hereafter taken, including any review of the affairs of the Borrower shall be deemed to constitute any representation or warranty by the Agent or any Bank to any other Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, condition (financial and otherwise) and creditworthiness of the Borrower and the value of the Collateral and other Properties of the Borrower and has made its own decision to enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, condition (financial and otherwise) and credit-worthiness of the Borrower and the value of the Collateral and other Properties of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Agent by the Borrower hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, condition (financial and otherwise) or creditworthiness of the Borrower or the value of the Collateral or other Properties of the Borrower which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates. Agent will provide Banks with any information required to be furnished by Borrower under this Agreement if not furnished to the Banks by the Borrower.

                  8.7 INDEMNIFICATION. EACH BANK AGREES TO INDEMNIFY THE AGENT AND ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-INFACT AND AFFILIATES (TO THE EXTENT NOT REIMBURSED BY THE BORROWER AND WITHOUT LIMITING THE OBLIGATION OF THE BORROWER TO DO SO), RATABLY ACCORDING TO THE COMMITMENT PERCENTAGE OF SUCH BANK, FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS OF ANY KIND WHATSOEVER WHICH MAY AT ANY TIME (INCLUDING, WITHOUT LIMITATION, ANY TIME FOLLOWING THE PAYMENT AND PERFORMANCE OF ALL OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT) BE

IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE AGENT OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT OR AFFILIATES IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OTHER DOCUMENT CONTEMPLATED OR REFERRED TO HEREIN OR THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY ACTION TAKEN OR OMITTED BY THE AGENT OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT OR AFFILIATES UNDER OR IN CONNECTION WITH ANY OF THE FOREGOING, INCLUDING, WITHOUT LIMITATION, ANY LIABILITIES, CLAIMS, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS IMPOSED, INCURRED OR ASSERTED AS A RESULT OF THE NEGLIGENCE, WHETHER SOLE OR CONCURRENT, OF THE AGENT OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT OR AFFILIATES; PROVIDED THAT NO BANK SHALL BE LIABLE FOR THE PAYMENT OF ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING SOLELY FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE AGENT OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT OR AFFILIATES. THE AGREEMENTS IN THIS SECTION SHALL SURVIVE THE PAYMENT AND PERFORMANCE OF ALL OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT.

                  8.8 Restitution. Should the right of the Agent or any Bank to realize funds with respect to the Obligations be challenged and any application of such funds to the Obligations be reversed, whether by Governmental Authority or otherwise, or should the Borrower otherwise be entitled to a refund or return of funds distributed to the Banks in connection with the Obligations, the Agent or such Bank, as the case may be, shall promptly notify the Banks of such fact. Not later than Noon, Central Standard or Daylight Savings Time, as the case may be, of the Business Day following such notice, each Bank shall pay to the Agent an amount equal to the ratable share of such Bank of the funds required to be returned to the Borrower. The ratable share of each Bank shall be determined on the basis of the percentage of the payment all or a portion of which is required to be refunded which was originally distributed to such Bank, if such percentage can be determined, or, if such percentage cannot be determined, on the basis of the Commitment Percentage of such Bank. The Agent shall forward such funds to the Borrower or to the Bank required to return such funds. If any such amount due to the Agent is made available by any Bank after Noon, Central Standard or Daylight Savings Time, as the case may be, of the Business Day following such notice, such Bank shall pay to the Agent (or the Bank required to return funds to the Borrower, as the case may be) for its own account interest on such amount at a rate equal to the Federal Funds Rate for the period from and including the date on which restitution to the Borrower is made by the Agent (or the Bank required to return funds to the Borrower, as the case may be) to but not including the date on which such Bank failing to timely forward its share of funds required to be returned to the Borrower shall have made its ratable share of such funds available.

                  8.9 Agent in Its Individual Capacity. The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Agent were not the agent hereunder. With respect to any note issued to the Bank serving as the Agent, the Agent shall have the same rights and powers under this Agreement as a Bank and may exercise such rights and powers as though it were not the Agent. The terms "Bank" and "Banks" shall include the Agent in its individual capacity.

                  8.10 Successor Agent. The Agent may resign as Agent upon ten days' notice to the Banks and the Borrower. If the Agent shall resign as Agent under this Agreement and the other Loan Documents, Banks for which the Commitment Percentages aggregate at least 100% shall appoint from among the Banks a successor agent for the Banks, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent. The term "Agent" shall mean such successor agent effective upon its appointment. The rights, powers and duties of the former Agent as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Bank One Note and the Compass Note. After the removal or resignation of any Agent hereunder as Agent, the provisions of this Article VIII and Sections , , and shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

                  8.11 Applicable Parties. The provisions of this Article are solely for the benefit of the Agent and the Banks, and the
Borrower shall not have any rights as a third party beneficiary or otherwise under any of the provisions of this Article . In performing functions and duties hereunder and under the other Loan Documents, the Agent shall act solely as the agent of the Banks and does not assume, nor shall it be deemed to have assumed, any obligation or relationship of trust or agency with or for the Borrower or any legal representative, successor and assign of the Borrower.


                                   ARTICLE IX

                                 MISCELLANEOUS

                  9.1 Amendments and Waivers. Neither this Agreement nor any of the other Loan Documents nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section. The Agent and the Borrower may, with the written consent of the Required Banks, from time to time, enter into written amendments, supplements or modifications to the Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Banks and the Borrower hereunder or thereunder or waiving, on such terms and conditions as the Agent may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such amendment, supplement, modification or waiver shall (a) extend the time of payment of any note or any installment thereof, reduce the rate or extend the time of payment of interest thereon, extend the Commitment Termination Date, reduce any fee payable to the Banks hereunder, release any Collateral (other than pursuant to Section 6.4 above), reduce the principal amount of the Obligations, change the Commitment Percentage of any Bank or the definition of the Borrowing Base, amend, modify, or waive any provision of this Section or Section , 3.2, 5.8, 5.18, or or any other provision applicable to the determination or redetermination of the Borrowing Base, change the percentage specified in the definition of Required Banks, or consent to the assignment or transfer by the Borrower of any of its rights or obligations under this Agreement or the other Loan Documents, in any such case without the written consent of all Banks (except in the case of a merger or consolidation permitted under Section above), or (b) amend, modify or waive any provision of Article or the rights or obligations of the Agent without the written consent of the Agent. Any such amendment, supplement, modification or waiver shall apply equally to each of the Banks and shall be binding upon the Borrower, the Banks and the Agent, and all future holders of the notes. In the event of any waiver, the Borrower, the Banks, and the Agent shall be restored to their respective former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right with respect thereto. Neither this Agreement nor any provision hereof may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge, or termination is sought. Anything in this Agreement to the contrary notwithstanding, the Required Banks must agree to any change in the Borrowing Base and approve title to the Oil and Gas Properties.

                  9.2 Security Interest in Deposits and Right of Offset or Banker's Lien. The Borrower hereby transfers, assigns and pledges to each Bank and the Agent and grants to each Bank and the Agent, a security interest in, and the right, exercisable at such time as any Obligation shall mature, of offset or banker's lien against, all funds or other Property of the Borrower now or hereafter or from time to time on deposit with or in the possession of such Bank or the Agent, including, without limitation, all certificates of deposit and other depository accounts, as security for the payment and performance of the Obligations. At any time following the occurrence and during the continuance of an Event of Default, in addition to any rights and remedies of the Banks and the Agent provided in any Loan Document or existing at law or in equity, but without in any manner limiting the cumulative nature of such remedies, each Bank and the Agent shall have the right, with the oral consent of the Required Banks (confirmed promptly in writing) and without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, to set-off and apply against any Obligation, whether matured or unmatured, any amount owing from such Bank or the Agent, to the Borrower, any funds or the property of the Borrower now or hereafter or from time to time on deposit with or in the possession of such Bank or the Agent, including, without limitation, funds attributable to the Borrower in any certificates of deposit and other depository accounts, whether such have matured or the exercise of such right by such Bank or the Agent, results in loss of interest or profit or other penalty on such deposits. Such right of set-off may be exercised by each Bank and the Agent against the Borrower and against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor of the Borrower, or anyone else claiming through or against the Borrower, or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor. Each of the Banks and the Agent agrees promptly to notify the Borrower and the Agent after any such set-off by such Bank or the Agent, provided that the failure to give such notice shall not affect the validity of such set-off and application.

                  9.3 Adjustments. If any Bank (for purposes of this Section, a "benefitted Bank") shall at any time receive any payment of all or part of its portion of the Obligations, or receive any Collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Sections (f) or (g), or otherwise) in an amount greater than such Bank was entitled to receive pursuant to the terms hereof, such benefitted Bank shall purchase for cash from the other Banks such portion of the Obligations of such other Banks or shall provide such other Banks with the benefits of any such Collateral or the proceeds thereof as shall be necessary to cause such benefitted Bank to share the excess payment or benefits of such Collateral or proceeds with each of the Banks according to the terms hereof; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Bank, such purchase shall be rescinded and the purchase price and benefits returned by such Bank, to the extent of such recovery, but without interest. The Borrower agrees that each such Bank so purchasing a portion of the Obligations of another Bank may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Bank were the direct holder of such portion. If any Bank ever receives, by voluntary payment, exercise of rights of set-off or banker's lien, counterclaim, cross-action or otherwise, any funds of the Borrower to be applied to the Obligations, or receives any proceeds by realization on or with respect to any Collateral, all such funds and proceeds shall be immediately forwarded to the Agent for distribution in accordance with the terms of this Agreement.

                  9.4 Transfers and Participations. Any Bank may, at any time, sell, transfer or assign the Obligations or any portion thereof to one or more commercial banks who is reasonably acceptable to Borrower. Such Bank and the Agent may forward to each transferee and prospective transferee of all or any portion of or interest in the Obligations, all documents and information relating to the Obligations, whether furnished by the Borrower or otherwise obtained, as such Bank or the Agent determines necessary or desirable. The Borrower agrees that each such permitted assignee shall be a "Bank" under this Agreement and may exercise all rights (including, without limitation, rights of set-off) with respect to the portion of the Obligations held by it, subject to any agreements between such transferee and the transferor to such transferee. Notwithstanding the foregoing, no such participation or assignment shall increase or expand the liability (other than increases in the Borrowing Base) of the Borrower hereunder (and Banks specifically acknowledge that Borrower shall not be liable for any of the fees and expenses incurred by the Banks or the Agent in connection with such transfers and participations unless the transfer is requested by the Borrower), and Borrower may deal solely with the Agent for purposes of providing notices, reports and payments hereunder. Notwithstanding anything in this Agreement to the contrary, no Bank other than Bank One or Compass shall be the Agent hereunder without the prior written consent of the Borrower.

                  9.5 Survival of Representations, Warranties, and Covenants. All representations and warranties of the Borrower and the Guarantor and all covenants and agreements herein made shall survive the execution and delivery of the Bank One Note and the Compass Note and the Security Instruments and shall remain in force and effect so long as any Obligation is outstanding or any Commitment exists.

                  9.6 Notices and Other Communications. Except as to oral notices expressly authorized herein, which oral notices shall be confirmed in writing, all notices, requests, and communications hereunder shall be in writing (including by telecopy). Unless otherwise expressly provided herein, any such notice, request, demand, or other communication shall be deemed to have been duly given or made when delivered by hand, or, in the case of delivery by mail, when deposited in the mail, certified mail, return receipt requested, postage prepaid, or, in the case of telecopy notice, when receipt thereof is acknowledged orally or by written confirmation report, addressed as follows:

                  (a) if to the Agent and Bank One, to:

                           Bank One, Texas, National Association
                           910 Travis, 6th Floor
                           Houston, Texas  77002-5860
                           Attention:  Energy Group
                            (or for notice by mail, to:
                           P.O. Box 2629
                           Houston, Texas  77252-2629
                           Attention:  Energy Group, 6th Floor
                           Telecopy:  (713) 751-3544

                  (b)      if to Compass, to:

                           Compass Bank - Houston
                           24 Greenway Plaza, Suite 1401
                           Houston, Texas 77046
                           Attention:  Energy Lending
                           Telecopy: (713) 968-8222

                  (c)      if to the Borrower, to:

                           DDD Energy, Inc.
                           50 Briar Hollow Lane West
                           7th Floor
                           Houston, Texas  77027
                           Attention:  Ms. Debra D. Valice
                                           Secretary-Treasurer
                           Telecopy:   (713) 627-2319

                  (d)      if to the Guarantor to:

                           Seitel, Inc.
                           50 Briar Hollow Lane West
                           7th Floor
                           Houston, Texas  77027
                           Attention:  Ms. Debra D. Valice
                                           Chief Financial Officer
                           Telecopy:   (713) 627-2319

                  Any party may, by proper written notice hereunder to the others, change the individuals or addresses to which such notices to it shall thereafter be sent.

                  9.7 Parties in Interest. Subject to the restrictions on changes in corporate structure set forth in Section and other applicable restrictions contained herein, all covenants and agreements herein contained by or on behalf of the Borrower, the Guarantor, the Banks or the Agent, shall be binding upon and inure to the benefit of the Borrower, the Banks or the Agent, as the case may be, and their respective legal representatives, successors, and assigns.

                  9.8 Rights of Third Parties. All provisions herein are imposed solely and exclusively for the benefit of the Banks, the Agent, the Borrower, and the Guarantor; and no other Person shall have standing to require satisfaction of such provisions in accordance with their terms or be entitled to assume that the Banks will refuse to make Loans in the absence of strict compliance with any or all of such provisions; and any or all of such provisions may, subject to the provisions of Section as to the rights of the Banks, be freely waived in whole or in part by the Agent at any time if in its sole discretion it deems it advisable to do so.

                  9.9 Renewals; Extensions. All provisions of this Agreement relating to the Bank One Note and the Compass Note shall apply with equal force and effect to each promissory note hereafter executed which in whole or in part represents a renewal or extension of any part of the Indebtedness of the Borrower under this Agreement, the Bank One Note and the Compass Note, or any other Loan Document.

                  9.10 No Waiver; Rights Cumulative. No course of dealing on the part of any Bank or the Agent, or the officers or employees of any Bank or the Agent, nor any failure or delay by any Bank or the Agent, with respect to exercising any of their rights, powers, or privileges under this Agreement or any other Loan Document shall operate as a waiver thereof. The rights and remedies of the Banks and the Agent under this Agreement and the other Loan Documents shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy. No making of a Loan shall constitute a waiver of any of the covenants or warranties of the Borrower or Guarantor contained herein or of any of the conditions to the obligation of the Banks to make other Loans hereunder. In the event the Borrower is unable to satisfy any such covenant, warranty or condition, no such Loan shall have the effect of precluding the Agent from thereafter declaring such inability to be an Event of Default as hereinabove provided.

                  9.11 Survival Upon Unenforceability. In the event any one or more of the provisions contained in any of the Loan Documents or in any other instrument referred to herein or executed in connection with the Obligations shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of any Loan Document or of any other instrument referred to herein or executed in connection with such Obligations.

                  9.12 Amendments; Waivers. Neither this Agreement nor any provision hereof may be amended, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the amendment, waiver, discharge, or termination is sought.

                  9.13 Controlling Agreement. In the event of a conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control.

                  9.14 Disposition of Collateral. Notwithstanding any term or provision, express or implied, in any of the Security Instruments, the realization, liquidation, foreclosure, or any other disposition on or of any or all of the Collateral shall be in the order and manner and determined in the sole discretion of the Banks, provided, however, that in no event shall the Banks violate applicable law or exercise rights and remedies other than those provided in such Security Instruments or otherwise existing at law or in equity.

                  9.15 GOVERNING LAW. THIS AGREEMENT AND THE BANK ONE NOTE AND THE COMPASS NOTE SHALL BE DEEMED TO BE CONTRACTS MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW; PROVIDED, HOWEVER, THAT VERNON'S TEXAS CIVIL STATUTES, ARTICLE 5069, CHAPTER 15 (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRIPARTY ACCOUNTS) SHALL NOT APPLY.

                  9.16 JURISDICTION AND VENUE. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO, OR FROM THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE LITIGATED IN COURTS HAVING SITUS IN HOUSTON, HARRIS COUNTY, TEXAS. EACH OF THE AGENT, EACH BANK AND THE BORROWER AND THE GUARANTOR HEREBY SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED IN HOUSTON, HARRIS COUNTY, TEXAS, AND HEREBY WAIVES ANY RIGHTS IT MAY HAVE TO TRANSFER OR CHANGE THE JURISDICTION OR VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY THE AGENT, ANY OF THE BANKS, OR THE BORROWER AND THE GUARANTOR IN ACCORDANCE WITH THIS SECTION.

                  9.17 WAIVER OF RIGHTS TO JURY TRIAL. EACH OF THE BORROWER, THE GUARANTOR, THE BANKS AND THE AGENT HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY, AND UNCONDITIONALLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, COUNTERCLAIM, OR OTHER LITIGATION THAT RELATES TO OR ARISES OUT OF ANY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE ACTS OR OMISSIONS OF THE AGENT OR ANY OF THE BANKS, IN THE ENFORCEMENT OF

                  ANY OF THE TERMS OR PROVISIONS OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR OTHERWISE WITH RESPECT THERETO. THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT FOR THE AGENT AND THE BANKS ENTERING INTO THIS AGREEMENT.

                  9.18 ENTIRE AGREEMENT. THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND SHALL SUPERSEDE ANY PRIOR AGREEMENT BETWEEN THE PARTIES HERETO, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT HEREOF, INCLUDING, WITHOUT LIMITATION, THE CORRESPONDENCE DATED FEBRUARY 21, 1995, FROM BANK ONE TO THE BORROWER. FURTHERMORE, IN THIS REGARD, THIS AGREEMENT AND THE OTHER WRITTEN LOAN DOCUMENTS REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG SUCH PARTIES.

                  9.19 Counterparts. For the convenience of the parties, this Agreement may be executed in multiple counterparts, each of which for all purposes shall be deemed to be an original, and all such counterparts shall together constitute but one and the same Agreement.

                  IN  WITNESS   WHEREOF,   this  Agreement  is  deemed  executed
effective as of the date first above written.

                                     BORROWER:

                                     DDD ENERGY, INC.



                                     By: /s/ Debra D. Valice
                                         ----------------------
                                         Debra D. Valice
                                         Secretary-Treasurer


                                     AGENT AND A BANK:

                                     BANK ONE, TEXAS, NATIONAL
                                     ASSOCIATION


                                     By: /s/ Damien G. Meiburger
                                         -----------------------
                                         Damien G. Meiburger
                                         Senior Vice-President

                                      A BANK:

                                      COMPASS BANK - HOUSTON


                                      By: /s/Kathleen J. Bowen
                                          ---------------------
                                          Kathleen J. Bowen
                                          Vice-President